Exhibit 10.1

Execution Copy

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of February 15, 2018 (this “Amendment”), is among Cooper Tire & Rubber Company, a Delaware corporation, as a borrower (the “Company”), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement referenced below.

WITNESSETH:

WHEREAS, the Company, the Lenders party thereto, and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the Second Amendment Effective Date (as defined below), the “Existing Credit Agreement”); and

WHEREAS, the Company has requested that the Administrative Agent and the Required Lenders amend the Existing Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to so amend the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.           Amendments to the Existing Credit Agreement. Upon the Second Amendment Effective Date, the parties hereto agree that the Existing Credit Agreement (but not the Exhibits or Schedules thereto, except as set forth in the next sentence) is hereby amended as reflected by the amended Credit Agreement attached hereto as Exhibit A (the “Amended Credit Agreement”) and any term or provision of the Existing Credit Agreement which is different from that set forth in the Amended Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended Credit Agreement. In addition to the foregoing, the Commitment Schedule and Schedules 3.13, 3.14 and 3.20 to the Existing Credit Agreement are hereby, on the Second Amendment Effective Date, amended and restated in their entirety in the form attached hereto as Annex I.

2.           Conditions Precedent. This Amendment shall become effective as the date hereof (the “Second Amendment Effective Date”) when all of the following conditions have been satisfied:

(a)          the Administrative Agent shall have received counterparts of (i) this Amendment, duly executed by the Company, the Lenders and the Administrative Agent, and (ii) the consent and agreement to this Amendment, duly executed by each Guarantor; and

(b)         the Administrative Agent shall have received and be reasonably satisfied with such other documents, and the Borrowers shall have satisfied such other conditions, as the Administrative Agent may have reasonably requested.

The Administrative Agent shall provide the Company and the Lenders written notice immediately upon the occurrence of the Second Amendment Effective Date. Each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Second Amendment Effective Date.

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3.           Departing Lender.    The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Departing Lender”) has agreed pursuant to a separate departing lender consent that it shall no longer constitute a Lender under the Credit Agreement as of the Second Amendment Effective Date. The Departing Lender shall not have a Commitment on and after the Second Amendment Effective Date. The Departing Lender shall cease to be a party to the Credit Agreement as of the Second Amendment Effective Date, with no rights, duties or obligations thereunder. The consent of a Departing Lender is not required to give effect to the changes contemplated by this Amendment. The Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the departure of the Departing Lender, including, without limitation, reallocating outstanding obligations under the Credit Agreement among the remaining Lenders ratably based on their Commitments, and all amounts owing to the Departing Lender shall be paid by the Company, or as otherwise determined by the Administrative Agent in connection with such reallocation, to the Departing Lender as of the Second Amendment Effective Date. The Company and each Lender agrees with and consents to the foregoing.

4.           Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)          This Amendment constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)         As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) with the same effect as though made on and as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date.

5.           Reference to and Effect on the Credit Agreement.

(a)         Upon the effectiveness hereof, each reference to the Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)         The Amended Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed, and the Company acknowledges and agrees that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document.

(c)         The liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations (and all filings with any Governmental Authority in connection therewith) are in all respects continuing and in full force and effect with respect to all Secured Obligations.

(d)         Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

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(e)         This Amendment is a Loan Document under (and as defined in) the Amended Credit Agreement.

6.           Release of Claims.

In further consideration of the execution by the Administrative Agent and the Lenders party hereto of this Amendment, the Company and its successors and assigns (collectively, the “Releasors”) each hereby confirms that (a) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any of the Lenders, the effectiveness, genuineness, validity, collectibility or enforceability of the Amended Credit Agreement or any of the other Loan Documents, the Secured Obligations, the Liens securing such Secured Obligations, or any of the terms or conditions of any Loan Document and (b) it does not possess and hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Administrative Agent, each of the Lenders, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Releasors, (ii) the Secured Obligations, (iii) the Collateral, (iv) the Amended Credit Agreement or any of the other Loan Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of any Loan Party and/or (vi) the negotiation, documentation and execution of this Amendment and any documents relating hereto. The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

7.           Miscellaneous.

(a)         Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(b)         Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)          Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, PDF or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Ginger M. Jones
Name: Ginger M. Jones
Its: Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Swingline Lender and an Issuing Bank

By:	/s/ Richard Barritt
Name: Richard Barritt
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., individually, and as a Syndication Agent and an Issuing Bank

By:	/s/ Sara Just
Name: Sara Just
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, individually, and as a Syndication Agent and an Issuing Bank

By:	/s/ Lisa B. Lisi
Name: Lisa B. Lisi
Title: Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

HSBC BANK USA, N.A.,
individually and as a Documentation Agent

By:	/s/ Jeffrey P. Huening
Name: Jeffrey P. Huening
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

WELLS FARGO BANK, N.A.,
individually and as a Documentation Agent

By:	/s/ Peter Toth
Name: Peter Toth
Title: Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

FIFTH THIRD BANK,
individually and as a Documentation Agent

By:	/s/ Mike Gifford
Name: Mike Gifford
Title: Director

Signature Page to Amendment No. 2 to Credit Agreement

BMO HARRIS BANK, N.A.,
individually and as a Documentation Agent

By:	/s/ Betsy Phillips
Name: Betsy Phillips
Title: Director

Signature Page to Amendment No. 2 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brett M. Justman
Name: Brett M. Justman
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CONSENT AND AGREEMENT

As of the date and year first above written:

(a)         Each of the undersigned hereby fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and acknowledges and agrees to all of the representations, covenants, terms and provisions of the above Amendment applicable to it.

(b)         Except as expressly amended hereby, each of the undersigned hereby acknowledges and agrees that (i) the Amended Credit Agreement and all Loan Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, and (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document.

(c)         To induce the Administrative Agent and the Lenders party thereto to enter into the above Amendment, each of the undersigned hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)           Solely with respect to the Company, this Amendment constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii)          As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of it set forth in the Loan Documents are true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) with the same effect as though made on and as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Ginger M. Jones
Name: Ginger M. Jones
Its: Senior Vice President and Chief Financial Officer

CTBX COMPANY

By:	/s/ Gerald C. Bialek
Name: Gerald C. Bialek
Its: Vice President and Treasurer

CTTG INC.

By:	/s/ Gerald C. Bialek
Name: Gerald C. Bialek
Its: Vice President and Treasurer

MAX-TRAC TIRE CO., INC.

By:	/s/ Gerald C. Bialek
Name: Gerald C. Bialek
Its: Assistant Treasurer

MICKEY THOMPSON PERFORMANCE
RACING INC.

By:	/s/ Gerald C. Bialek
Name: Gerald C. Bialek
Its: Assistant Treasurer

Signature Page to Consent and Agreement to Amendment No. 2 to Credit Agreement

Exhibit A – Amendment No. 2 to Credit Agreement

CREDIT AGREEMENT

dated as of

May 27, 2015

among

COOPER TIRE & RUBBER COMPANY

The Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.

and

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agents

HSBC BANK USA, N.A.,

WELLS FARGO BANK, N.A.,

FIFTH THIRD BANK,

and

BMO HARRIS BANK, N.A.

as Documentation Agents

J.P. MORGAN SECURITIES LLC,

as Lead Left Bookrunner

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers/Bookrunners

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SCHEDULES:

Commitment Schedule

Schedule 1.01-A – Pre-Approved Foreign Subsidiary Borrowers

Schedule 1.01-B – Existing Letters of Credit

Schedule 3.05 – Properties etc.

Schedule 3.06 – Litigation and Environmental Matters

Schedule 3.13 – Insurance

Schedule 3.14 – Capitalization and Subsidiaries

Schedule 3.20 - Cash Pooling

Schedule 6.01 – Indebtedness

Schedule 6.02 – Liens

Schedule 6.04 – Investments, Loans, Advances, Guarantees and Acquisitions

Schedule 6.05 – Dispositions

Schedule 6.10 – Restrictive Agreements

EXHIBITS:

Exhibit A – Assignment and Assumption

Exhibit B – Borrowing Request Form

Exhibit C – Interest Election Request Form

Exhibit D – Joinder Agreement

Exhibit E – Note

Exhibit F-1 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit F-2 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit F-3 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit F-4 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G - Foreign Subsidiary Borrower Termination Notice

Exhibit H – Compliance Certificate

CREDIT AGREEMENT dated as of May 27, 2015 (as it may be amended or modified from time to time, this “Agreement”), among Cooper Tire & Rubber Company, a Delaware corporation, any Foreign Subsidiary Borrowers party hereto from time to time, as Borrowers, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Person (a) acquires any going business or all or substantially all of the assets of any other Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of another Person which has ordinary voting power for the election of directors or other similar management personnel of such Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of such Person.

“Additional Commitment Lender” is defined in Section 2.25(d).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and including any of its Affiliates (including, without limitation, J.P. Morgan Europe Limited) performing any of the functions of the Administrative Agent at any time, and any successor thereto appointed pursuant to Article VIII hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

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“Aggregate Revolving Commitments” means, at any time, the aggregate amount of the Lenders’ Revolving Commitments at such time.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time (with the Swingline Exposure of each Lender calculated assuming that that all of the Lenders have funded their participations in all Swingline Loans outstanding at such time).

“Agreed Currencies” means (i) Dollars, (ii) Euros, (iii) British Pounds Sterling, and (iv) any other currency (x) that is a lawful currency that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s determination or, if a LIBOR Screen Rate is not available, the Administrative Agent, the Company and each of the Lenders shall have agreed in writing to an alternative method for determining the “LIBO Rate” to be applicable to such currency, and (z) that is agreed to by the Administrative Agent and each of the Lenders; provided, however, that solely with respect to Letters of Credit and Swingline Loans, Agreed Currencies shall include any currency agreed from time to time by the Administrative Agent, the Borrower Representative and the applicable Issuing Bank or Swingline Lender, as applicable.

“Agreed All Lender Currencies” means all Agreed Currencies without giving effect to the proviso at the end of the definition of Agreed Currencies.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or Subsidiary from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, at any time with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at such time and the denominator of which is the Aggregate Revolving Commitments at such time (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at such time); provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations above.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, “Applicable Rate - ABR Loans”, or “Applicable Rate - Eurocurrency Loans and Letters of Credit” or as the case may be, based upon the Leverage Ratio as of the most recent determination date:

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Level	Leverage Ratio	Commitment Fee Rate	Applicable Rate – ABR Loans	Applicable Rate – Eurocurrency Loans and Letters of Credit

I	≤ 1.25:1.0	20.0 bps	50.0 bps	150.0 bps

II	> 1.25:1.0 but ≤ 1.75:1.0	22.5 bps	62.5 bps	162.5 bps

III	> 1.75:1.0 but ≤ 2.25:1.0	25.0 bps	75.0 bps	175.0 bps

IV	> 2.25:1.0 but ≤ 2.75:1.0	30.0 bps	87.5 bps	187.5 bps

V	> 2.75:1.0	35.0 bps	100.0 bps	200.0 bps

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Company, based upon the Company’s quarterly financial statements for the first three fiscal quarters of each fiscal year and the audited year-end financial statements for the last fiscal quarter delivered pursuant to Section 5.01, commencing with the fiscal quarter ending March 31, 2018, and (b) each change in the Applicable Rate, if any, shall be effective five Business Days after the Administrative Agent is scheduled to receive the applicable financial statements. If the Company fails to deliver the financials to the Administrative Agent at the time required, after giving effect to any applicable cure period, then the Applicable Margin shall be Level VI until five days after such financials are so delivered. The Applicable Rate shall be set at Level I at the Second Amendment Effective Date and the Applicable Rate shall be re-determined for the first time thereafter based on the financial statements for the fiscal quarter ending March 31, 2018.

If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements had been accurate at the time they were delivered.

“Approved Fund” has the meaning assigned to the term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means the President, Chief Executive Officer, any Senior Vice President, the General Counsel or any Financial Officer of a Loan Party.

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“Availability” means, at any time, an amount equal to (a) the Aggregate Revolving Commitments minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association.

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, interstate depository network services and foreign exchange services).

“Banking Services Obligations” means any and all obligations of the Loan Parties or their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” means, with respect to any U.S. federal withholding Tax, the beneficial owner, for U.S. federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” or “Borrowers” means, individually or collectively, the Company and each Foreign Subsidiary Borrower.

“Borrower Representative” has the meaning assigned to such term in Section 10.01.

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“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Incremental Term Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, and (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.

“Borrowing Request Form” means a written request for a Borrowing substantially in the form attached hereto as Exhibit B or such other form agreed to by the Administrative Agent and the Borrower Representative.

“British Pounds Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro). Without limiting the foregoing, for any Swingline Loan or other Loan denominated in any Foreign Currency, “Business Day” shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, any lease (or similar arrangement) that would constitute an “operating lease” under GAAP as in effect on the Effective Date (or would have constituted an “operating lease” had such lease or similar arrangement been in effect on the Effective Date) shall constitute an “operating lease” hereunder and the obligations thereunder shall not constitute Capital Lease Obligations.

“Cash Pooling Arrangement” means any centralized cash pooling arrangement among the Company and any group of its Subsidiaries with a Cash Pooling Bank under which the Company and such Subsidiaries make deposits with and receive advances from such Cash Pooling Bank in order to facilitate the efficient deployment of cash of such Subsidiaries.

“Cash Pooling Availability” means, with respect to any Cash Pooling Arrangement, the aggregate amount of cash of the Company and its Subsidiaries on deposit with the applicable Cash Pooling Bank under such Cash Pooling Arrangement plus any overdraft or similar arrangement with the applicable Cash Pooling Bank and related to such Cash Pooling Arrangement in an aggregate amount not to exceed $7,500,000.

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“Cash Pooling Bank” means each of (a) China Construction Bank and its Affiliates, (b) Bank Mendes Gans N.V. and its Affiliates, (c) Affiliates of HSBC Bank USA, N.A. and (d) each other bank that is a provider of Cash Pooling Arrangements to the Company or any of its Subsidiaries, provided that each such other bank described in this clause (c) is reasonably acceptable to the Administrative Agent (it being agreed that each Lender and each of their respective Affiliates is acceptable to the Administrative Agent).

“Cash Pooling Guaranty Obligations” means the obligations of the Company to guaranty the Cash Pooling Obligations under any Cash Pooling Arrangement.

“Cash Pooling Obligations” means, with respect to any Cash Pooling Arrangement, the aggregate outstanding amount of borrowings by the Company and its Subsidiaries under such Cash Pooling Arrangement.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Second Amendment Effective Date), other than employee or retiree benefit plans or trusts sponsored or established by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the Equity Interests of the Company; or (b) persons who were (i) directors of the Company on the Second Amendment Effective Date, (ii) nominated by the board of directors of the Company or (iii) appointed by directors who were directors of the Company on the Second Amendment Effective Date or were nominated as provided in clause (ii) above, ceasing to occupy a majority of the seats on the board of directors of the Company.

“Change in Law” means the occurrence after the Second Amendment Effective Date of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.17.

“Chinese Subsidiaries” means Subsidiaries that are not Loan Parties and that are located in, and organized under the laws of, China.

“Chinese Subsidiary Secured Debt Limitation” means $250,000,000 minus the aggregate outstanding principal amount (which shall include, for purposes of this definition, the undrawn committed or available amounts under the applicable facility) of all Foreign Subsidiary Secured Obligations.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans, or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Collateral” means any and all property owned, leased or operated by a Person subject to a Lien pursuant to the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations as required under Section 5.11, in each case, other than Excluded Collateral.

“Collateral Documents” means, collectively, the Security Agreement and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Commitments. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” means Cooper Tire & Rubber Company, a Delaware corporation.

“Competitor” means (i) a Person primarily engaged in the industry represented by SIC code 3011(as in effect in the Second Amendment Effective Date), (ii) a Person directly or indirectly controlled by or under common control with any Person identified in the preceding clause (i), (iii) a Subsidiary of any Person identified in the preceding clause (i) or (ii), and (iv) a Person who controls any Person identified in the preceding clauses (i), (ii) and (iii), which determination may be made solely on the basis of a representation by such Person and in consultation with the Company, provided that each Competitor shall be specifically identified by name on a list designated as the “Competitor List” provided to the Administrative Agent on or prior to the Effective Date, as such list may be updated from time to time after the Effective Date upon the written request of the Company to the Administrative Agent and consented to in writing by the Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned, and not to be withheld if the proposed Competitor is of a type described in clause (i) above (the “Competitor List”), provided that no Person that is already a Lender or Participant or any Affiliate of the foregoing at the time of such identification by the Company to the Administrative Agent shall be deemed a Competitor; provided, further, that in connection with any assignment or participation, the assignee or participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of the Companies, shall not be deemed to be a direct competitor for the purposes of this definition.

“Competitor List” is defined in the definition of the Competitor.

“Computation Date” is defined in Section 2.02(e).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time plus (b) an amount equal to the aggregate principal amount of its Incremental Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

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“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interest that is not Disqualified Stock and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than solely for Equity Interest that is not Disqualified Stock and/or cash in lieu of fractional shares), in whole or in part, in each case, prior to the date that is 180 days after the latest maturity date hereunder except in each case as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the repayment in full of all the Loans and all other Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit or collateralization thereof in a manner reasonably satisfactory to the applicable Issuing Bank and the termination or expiration of the Commitments.

“Division Disposition” a transaction or a series of related transactions for aggregate consideration in excess of $10,000,000 in which the Company or a Subsidiary sells or otherwise disposes of all or the majority of the Equity Interests of any Subsidiary, all or substantially all of the assets of any Subsidiary or a line of business or other going business, whether through sale, merger or otherwise.

“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.02(e).

“dollars” or “Dollars” or “$” refers to lawful money of the U.S.

“Domestic Loan Party” means the Company and each Domestic Subsidiary of the Company that is a Guarantor.

“Domestic Subsidiary” means each Subsidiary of the Company which is organized under the laws of the U.S. or any state thereof or the District of Columbia or, unless such Subsidiary is a "controlled foreign corporation" under Section 957 of the Code, any territory or possession or other political subdivision of the U.S.

“EBITDA” means, for any period, Net Income for such period plus

(a) without duplication and to the extent deducted in determining Net Income for such period, the sum of

(i) Interest Expense for such period,

(ii) income tax expense for such period,

(iii) all amounts attributable to depreciation and amortization expense for such period,

(iv) expenses incurred in connection with the Transactions,

(v) any non-cash charges, losses or expenses for such period (but excluding any non-cash charge that results from the write-down or write-off of accounts receivable or that is in respect of any other item that was included in Net Income in a prior period, any non-cash charge that relates to the write-down or write-off of inventory, any additions to bad debt reserves or bad debt expense and any non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period),

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(vi) non-recurring charges, costs and expenses incurred during such period in connection with proposed or closed Acquisitions or Investments (including, without limitation, legal costs and accounting fees), incurrence of Indebtedness or issuance of Equity Interests (in each case, whether or not consummated), including amendments thereof,

(vii) losses from sales of property or assets, other than from sales in the ordinary course of business,

(viii) the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Company in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition, disposition, restructuring or operational change by the Company or any of its Subsidiaries, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) an officer of the Company shall certify (in form and detail reasonably acceptable to the Administrative Agent) in the Compliance Certificate required to be delivered pursuant to Section 5.01(d) that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized within the timeframes set forth in clause (y) below and are factually supportable and identifiable as reasonably determined in good faith by the Company, and (y) such actions have been taken or are to be taken within six months after the consummation of the acquisition, disposition, restructuring or operational change which is expected to result in such cost savings, expense reductions, operating improvements or synergies, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Net Income, whether through a pro forma adjustment or otherwise, for such period, (C) projected amounts (and not yet realized) may no longer be added in calculating EBITDA pursuant to this clause (viii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies, and (D) such cost savings, operating expense reductions, other operating improvements and synergies consist of plant closures, employee severance costs, equipment relocation costs, and lease and contract termination costs,

(ix) to the extent deducted in calculating Net Income, fees, costs and expenses associated with the refinancing of existing indebtedness on the Second Amendment Effective Date (including the Second Amendment) and the negotiation and preparation of the Loan Documents (including any supplements, modifications, or amendments thereto), and

(x) non-recurring costs and expenses incurred in connection with sale of CCT (the Company’s joint venture in the People’s Republic of China) in 2014; minus

(b) without duplication and to the extent included in Net Income,

(i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period,

(ii) any non-cash items of income for such period, and

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(iii) gains from sales of property or assets, other than from sales in the ordinary course of business; all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

Notwithstanding the above (x) the aggregate amount added back pursuant to clauses (a)(vi), (vii) and (viii) above for any period of four consecutive fiscal quarters shall not exceed an amount equal to 5% of EBITDA (as determined without giving effect to any adjustments pursuant to clauses (a)(vi), (vii) and (viii) above) for such period of four consecutive fiscal quarters, and (y) for purposes of calculating EBITDA for any period, if during such period the Company or any Subsidiary makes any Acquisition or Investment permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.05, EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.05.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means May 27, 2015.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Subsidiary” means:

(a) the Foreign Subsidiaries listed on Schedule 1.01-A provided that, at the time such Foreign Subsidiary becomes a Foreign Subsidiary Borrower (i) all necessary internal branch and Affiliate approvals of each Lender shall have been obtained by each such Lender to the extent funding is required from a branch or Affiliate of such Lender and such approval is required by such Lender, (ii) no change in any applicable Requirement of Law or the application thereof to any Lender that would make it illegal, unlawful or subject any Lender to any penalty or censure for lending to such Foreign Subsidiary shall have occurred on or after the Second Amendment Effective Date, (iii) no change in the Lender’s internal policies or the application thereof that would prohibit lending to such Foreign Borrower shall have occurred on or after the Second Amendment Effective Date, and (iv) no change in the legal or economic market with respect to the jurisdiction of organization of such Foreign Borrower that would prohibit or materially impair lending to such Foreign Borrower shall have occurred on or after the Second Amendment Effective Date; and

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(b) any other Foreign Subsidiaries that are approved in writing from time to time by the Administrative Agent and each of the Lenders in their sole discretion.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters with respect to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent or LC Issuer, as applicable, for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error; provided, further, with respect to the determination of fronting fees on Letters of Credit payable under Section 2.12(b)(ii), the “Exchange Rate” may be such other exchange rate as agreed upon between the Borrower Representative and the applicable Issuing Bank.

“Excluded Collateral” means (a) the Equity Interests of (i) Cooper Tyre & Rubber Company UK Limited and its Subsidiaries, (ii) Cooper (Kunshan) Tire Co., Ltd., (iii) Cooper Tire (China) Investment Co., Ltd., and (iv) Cooper Tire Asia-Pacific (Shanghai) Trading Co., Ltd., (b) assets included within the Cash Pooling Arrangements, (c) Accounts, general intangibles, chattel paper, payment intangibles and supporting obligations (as those terms are defined in the UCC), in each case solely to the extent sold, purportedly sold (but re-characterized as financed), transferred, assigned, contributed or otherwise conveyed to the Receivables Securitization Facility, provided that the security interest in the equity interests of Cooper Receivables LLC and Receivables Securitization Facility Subordinated Note shall be Collateral, subject to the terms of the Intercreditor Agreement, (d) Real Property, including any leasehold interest therein, (e) governmental licenses or state or local franchises, charters and authorizations to the extent security interest is prohibited by applicable law, (f) pledges and security interests prohibited by applicable law, (g) any lease, license, permit or agreement or any property subject to such lease, license, permit or agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (h) any assets to the extent a security interest in such assets could result in materially adverse tax consequences as reasonably determined by the Company and the Administrative Agent, (i) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (j) interests in joint ventures and non-Wholly Owned Subsidiaries which cannot be pledged without the consent of third parties, (k) any property subject to a purchase money arrangement permitted to be incurred hereunder to the extent other liens are prohibited, (l) any motor vehicles (except to the extent a security interest therein may be perfected solely by filing a UCC financing statement) and (m) other assets where the cost of obtaining a security interest therein exceeds the practical benefit to the Lenders afforded thereby, in each case, as reasonably determined by the Company and the Administrative Agent, and (n) in respect of any Obligations of the Company or any other Domestic Loan Party, (i) any Collateral owned by a Foreign Subsidiary, and (ii) any Equity Interests of any Foreign Subsidiary or Foreign Subsidiary Holdco to the extent a security interest therein is not required under Section 5.11(b).

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“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment requested by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit issued by Bank of America for the account of the Company listed on Schedule 1.01-B that are outstanding as of the Effective Date.

“Existing Indenture” means that certain Indenture dated as of March 17, 1997 between the Company and The Chase Manhattan Bank, as trustee.

“Existing Maturity Date” is defined in Section 2.25(a).

“Existing Senior Unsecured Notes” means those notes evidencing the Company’s obligations under the Existing Indenture.

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“Extending Lender” is defined in Section 2.25(b).

“Extension Date” is defined in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the Second Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation or rules adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of a Borrower.

“Financial Statements” has the meaning assigned to such term in Section 5.01.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Loan Party” means any Foreign Subsidiary that is a Loan Party.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or any Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means each Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means each Wholly-Owned Foreign Subsidiary of the Company that is an Eligible Subsidiary and that shall become a Foreign Subsidiary Borrower pursuant to Section 2.24, in each case so long as any such Subsidiary shall remain a Foreign Subsidiary Borrower hereunder. As of the Second Amendment Effective Date, there are no Foreign Subsidiary Borrowers.

“Foreign Subsidiary Holdco” means any direct or indirect Subsidiary of the Company (a) that is an entity disregarded from its owner for U.S. federal income tax purposes and that owns the Equity Interests of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos and does not own any other material assets, or (b) substantially all the assets of which consists of Equity Interests of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos.

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"Foreign Subsidiary Secured Obligations" means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations, and all expenses, reimbursements, indemnities and other obligations under or with respect to, any loans, letters of credit, acceptances, guarantees, overdraft facilities, other credit extensions or accommodations or similar obligations owing by any Foreign Subsidiary (other than Obligations under this Agreement) to any Lender or any office, branch or Affiliate of any Lender and designated as such in a written agreement between a Foreign Subsidiary and such Lender and its Affiliate, in each case whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided that (i) such Lender shall have provided the Administrative Agent with written notice thereof on or prior to the date any of the foregoing is incurred, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable Lender or its Affiliates with respect thereto, and (ii) the aggregate outstanding principal amount (which shall include, for purposes of this definition, the undrawn committed or available amounts under the applicable facility) of all Foreign Subsidiary Secured Obligations shall not exceed $250,000,000 minus the aggregate outstanding principal amount (which shall include, for purposes of this definition, the undrawn committed or available amounts under the applicable facility) of all Indebtedness outstanding under Section 6.01(r). In connection with incurring any Foreign Subsidiary Secured Obligations, each Lender may rely on a representation of the Company that the amount of the Foreign Subsidiary Secured Obligations does not exceed the amount of Foreign Subsidiary Secured Obligations permitted hereunder unless it has received written notice to the contrary from the Company or any of its Subsidiaries or from the Administrative Agent or any of the Lenders at least one Business Day prior to the incurrence of any Foreign Subsidiary Secured Obligations.

“Funding Account” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

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“Guarantors” means (a) with respect to all Secured Obligations, the Company and all direct existing and future Wholly-Owned Domestic Subsidiaries of any Domestic Loan Party other than (i) Immaterial Domestic Subsidiaries, (ii) Cooper Receivables LLC, a Delaware limited liability company, (iii) Cooper Tire & Rubber Foundation, Cooper Tire Foundation, Inc. and any other charitable trust or organization, provided that, in each case, it continues solely as a charitable trust consistent with past practice, and (iv) with respect to Secured Obligations of any Domestic Loan Party, Cooper Tire Holding Company, an Ohio corporation, Cooper International Holding Corporation, an Ohio corporation (so long as such Subsidiaries are Foreign Subsidiary Holdcos) and any other Foreign Subsidiary Holdco, and (b) with respect to all Secured Obligations of any Foreign Subsidiary Borrower (and in addition to the Guarantors under clause (a) of this definition), all existing and future Wholly-Owned Foreign Subsidiaries of such Foreign Subsidiary Borrower to the extent such Foreign Subsidiaries are organized in the same jurisdiction of such Foreign Subsidiary Borrower (excluding any such Foreign Subsidiary that has a direct or indirect parent company owned directly or indirectly by such Foreign Subsidiary Borrower which is not organized in the same jurisdiction of such Foreign Subsidiary Borrower), all direct and indirect parent companies of such Foreign Subsidiary Borrower to the extent such parent companies are organized in the same jurisdiction of such Foreign Borrower and any direct parent company (even if not organized in the same jurisdiction of such Foreign Borrower), in each case under this clause (b) other than (x) Immaterial Foreign Subsidiaries, and (y) Cooper Tyre & Rubber UK Limited, provided that the determination of whether any Foreign Subsidiary is a Guarantor hereunder is further subject to (1) the absence of any materially adverse tax consequence as a result of such Foreign Subsidiary becoming a Guarantor, and (2) a determination by the Administrative Agent that such Foreign Subsidiary becoming a Guarantor is permitted by law and contract, feasible and not cost prohibitive.

“Guaranty” means, collectively, that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Guarantor, as amended, restated, supplemented or otherwise modified from time to time, and any other guarantee by any Guarantor of the Secured Obligations in form and substance reasonably satisfactory to the Administrative Agent.

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) as set forth in 49 C.F.R. 172.101 and amendments thereto or by the Environmental Protection Agency (or any successor agency) as set forth in 40 C.F.R. Part 302 and amendments thereto; and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical regulated by any Environmental Law.

“Hostile Acquisition” means (a) the Acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such Acquisition as to which such approval has been withdrawn.

“Immaterial Domestic Subsidiary” means each Domestic Subsidiary that is an Immaterial Subsidiary.

“Immaterial Foreign Subsidiary” means each Foreign Subsidiary that is an Immaterial Subsidiary.

“Immaterial Subsidiary” means a Subsidiary of the Company that is not a Material Subsidiary.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increased Amount Date” is defined in Section 2.04.

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“Incremental Term Lender” is defined in Section 2.04.

“Incremental Term Loan” is defined in Section 2.04.

“Incremental Term Loan Amendment” is defined in Section 2.04.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of such property’s fair market value if such Indebtedness is non-recourse to such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations and Non-Owned IRB Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person under any Disqualified Stock, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) obligations under any earn-out to the extent shown as a liability on a balance sheet of such Person in accordance with GAAP, (m) any other Off-Balance Sheet Liability and (n) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything in this definition to the contrary, Owned IRB Obligations shall not constitute Indebtedness for purposes of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Intercompany Subordination Agreement” means the subordination agreement or agreements with respect to loans between the Company and its Subsidiaries in a form reasonably agreed to between the Company and the Administrative Agent.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Effective Date, between PNC Bank, National Association and the Administrative Agent relating to the Receivables Securitization Facility, as amended, restated, supplemented or otherwise modified from time to time.

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“Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Company, the ratio of (a) EBITDA for the four consecutive fiscal quarters of the Company then ending to (b) cash Interest Expense for the four consecutive fiscal quarters of the Company then ending.

“Interest Expense” means, with reference to any period, total interest expense of the Company and its Subsidiaries for such period, calculated for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, any lease (or similar arrangement) that would constitute an “operating lease” under GAAP as in effect on the Effective Date (or would have constituted an “operating lease” had such lease or similar arrangement been in effect on the Effective Date) shall constitute an “operating lease” hereunder and any payments owed thereunder shall not constitute or be included in total interest expense.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Election Request Form” means a written request to convert or continue a Borrowing in accordance with Section 2.08 substantially in the form attached hereto as Exhibit C or such other form agreed to by the Administrative Agent and the Borrower Representative.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of March, June, September and December of each year and the Revolving Credit Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date or such other day as may be agreed upon between the Borrower Representative and the Swingline Lender.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Eurocurrency Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, to the extent consented to by the Lenders, such other durations), as the Borrower Representative may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, or (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which such investing Person Guarantees Indebtedness of such other Person, but excluding any Acquisition.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of JPMCB, Bank of America, PNC Bank and any other Revolving Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, in each case in its capacity as an issuer of Letters of Credit hereunder and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank means any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Second Amendment Effective Date, (i) in the case of JPMCB, $36,666,667, (ii) in the case of Bank of America, $36,666,667, (iii) in the case of PNC Bank, $36,666,666, and (iv) as to any other Issuing Bank, such amount as shall be agreed to in writing among the Administrative Agent, the Company and such other Issuing Bank. Each Issuing Bank Sublimit may be (x) decreased at any time by agreement between the Company and the Administrative Agent (and without the consent or approval of any other parties) and (y) increased at any time by agreement between the Company, the Administrative Agent and the applicable Issuing Bank increasing its Issuing Bank Sublimit (and without the consent or approval of any other parties).

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lender Notice Date” is defined in Section 2.25(b).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.04, 2.25 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

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“Letters of Credit” means the letters of credit issued pursuant to this Agreement (including, without limitation, the Existing Letters of Credit) and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency for any applicable Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, (1) to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate, and (2) if the Agreed Currency is not a currency for which rates are quoted in the London interbank market, then the “LIBO Rate” for such Agreed Currency shall be a reference rate as proposed by the Administrative Agent and agreed to by the Company and each of the Revolving Lenders.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity” means, at any time the same is to be determined, the sum of (i) the Dollar Amount of Unrestricted Cash at such time, plus (ii) the aggregate Availability at such time.

“Loan Documents” means, collectively, this Agreement, each promissory note issued pursuant to this Agreement, each Letter of Credit application, each Collateral Document, each Guaranty, the Intercreditor Agreement and each other agreement, instrument, document and certificate identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including each other pledge, power of attorney, consent, assignment, contract, letter of credit agreement and each other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby, excluding any agreement entered into or in connection with any transaction arising out of any Banking Services or Swap Agreement Obligation. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

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“Loan Parties” means, collectively, the Borrowers and the Guarantors and their successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Revolving Loans, Swingline Loans, any Loans under any New Revolving Commitments and any Incremental Term Loans.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time means London, England time unless otherwise notified by the Administrative Agent).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, financial condition or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents to which it is a party, (c) any material portion of the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the other Secured Parties) on any material portion of the Collateral or the priority of such Liens.

“Material Permitted Acquisition” means any Permitted Acquisition for which the aggregate consideration (including the purchase price, any earn-out, any Indebtedness assumed and any other consideration) paid or payable exceeds $200,000,000.

“Material Subsidiary” means, as of any date, any Subsidiary (a) whose total assets as of the last day of the most recent fiscal period for which financials have been delivered pursuant to Section 5.01(a) or (b) (each such date, a “Test Date”) were equal to or greater than 5.0% of Total Assets at such Test Date or (b) whose revenues during the four consecutive fiscal quarters ending on such Test Date were equal to or greater than 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time, Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) total assets as of the most recent Test Date equal to or greater than 10.0% of Total Assets at such date or (ii) revenues during the four consecutive fiscal quarters ending on such Test Date equal to or greater than 10.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP, then the Company shall, no later than five Business Days subsequent to the date on which financial statements for such fiscal period are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” such that, following such designation(s), Immaterial Subsidiaries have, in the aggregate (i) total assets as of the most recent Test Date of less than 5.0% of the Total Assets at such date and (ii) total revenues during the four consecutive fiscal quarters ending on such Test Date of less than 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

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“Modified Net Leverage Ratio” means, on any date, the ratio of (a) Modified Total Net Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“Modified Total Net Indebtedness” means, at any date, the difference of (a) Total Indebtedness at such date, minus (b) the lesser of (i) the aggregate amount of all Unrestricted Cash in excess of $25,000,000 at such date or (ii) $225,000,000.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“New Commitments” is defined in Section 2.04.

“New Lender” is defined in Section 2.04.

“New Revolving Commitments” is defined in Section 2.04.

“New Revolving Lender” is defined in Section 2.04.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Extending Lender” is defined in Section 2.25(a).

“Non-Owned IRB Obligations” means the obligations of the Company and its Domestic Subsidiaries incurred under, including any guaranty of, Non-Owned IRBs.

“Non-Owned IRBs” means Permitted IRBs that are not Owned IRBs.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” or "tax ownership operating lease" transaction entered into by such Person, (c) all Receivables Transaction Attributed Indebtedness or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases, but including any factoring other than Permitted Foreign Factoring), in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person, in a manner reasonably satisfactory to the Administrative Agent.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Owned IRBs” means any Permitted IRB owned in its entirety by the Company or any of its Domestic Subsidiaries.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a)	such Acquisition is not a Hostile Acquisition;

(b)	both before and immediately after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects) and no Default exists, will exist, or would result therefrom;

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(c)	in the case of any Material Acquisition, not less than five (5) days prior to such Acquisition (or such shorter time period agreed to by the Administrative Agent in its reasonable discretion), the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent, in each case to the extent available to the Borrowers;

(d)	if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(e)	if such Acquisition involves a merger or a consolidation involving a Borrower, a Borrower shall be the surviving entity, or if such Acquisition involves a merger or a consolidating involving a Loan Party that is not a Borrower, a Loan Party shall be the surviving entity, or the survivor shall become a Borrower or a Loan Party, as applicable, upon the consummation thereof;

(f)	after giving effect to the completion of such Acquisition on a pro forma basis acceptable to the Administrative Agent, (i) the Net Leverage Ratio is at least 0.25 less than the level then required under Section 6.12(a) and (ii) no Default will exist or be caused thereby; provided, however, that in the case of any Material Permitted Acquisition, the Borrowers shall deliver a certificate to the Administrative Agent demonstrating compliance with subclause (i) of this clause (f); and

(g)	the Borrower Representative shall deliver to the Administrative Agent the final executed material documentation relating to such Acquisition within 10 days following the consummation thereof.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet overdue by more than 30 days (after giving effect to any applicable grace period) or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

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(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

(g) Liens securing insurance premiums financing arrangements in the ordinary course of business; and

(h) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

“Permitted Foreign Factoring” means any factoring of receivables generated by a Foreign Subsidiary that is not a Loan Party pursuant to factoring programs on market terms reasonable for such transactions and without recourse to such Foreign Subsidiary.

“Permitted Investments” means:

(a) readily marketable obligations of, or obligations the principal of and interest on which are unconditionally guaranteed or insured by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating not less than A-1 from S&P or P-1 from Moody’s;

(c) Investments in certificates of deposit, bankers’ acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f) in the case of any Foreign Subsidiary, other Investments that are similar to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes or approved by the Administrative Agent; and

(g) any other Investments and Investment types listed on Schedule 1.01-C.

“Permitted IRBs” means any industrial revenue bonds or similar instrument related to a project or other transaction by the Company or any of its Domestic Subsidiaries, in each case, as the same may be amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time.

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“Permitted Owned IRB Obligations” means the obligations of the Company and its Domestic Subsidiaries incurred under, including any guaranty of, the Owned IRBs.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC Bank” means PNC Bank, National Association, a national banking association.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Public-Sider” means a Lender whose representatives may trade in securities of the Company or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Company under the terms of this Agreement.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (ii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Real Property” means all real property that was, is now or may hereafter be owned, occupied or otherwise controlled by any Loan Party pursuant to any contract of sale, lease or other conveyance of any legal interest in any real property to any Loan Party.

“Receivables Purchase Agreement” means the Second Amended and Restated Receivables Purchase Agreement, dated as of the Second Amendment Effective Date, among the Company, Cooper Receivables LLC, the various Purchasers and Purchaser Agents from time to time party thereto and PNC Bank, National Association, as amended, restated, amended and restated, modified, supplemented, renewed, replaced or refinanced from time to time to the extent permitted hereunder.

“Receivables Securitization Facility” means the accounts receivable securitization facility provided for by (a) the Receivables Purchase Agreement, (b) the Receivables Securitization Facility Subordinated Note, (c) certain purchase and sale agreements and (d) all documents, agreements, and instruments relating to any of the foregoing, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, replaced or refinanced through the Second Amendment Effective Date and from time to time thereafter to the extent permitted hereunder.

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“Receivables Securitization Facility Subordinated Note” means the Company Note dated August 30, 2006 executed by Cooper Receivables LLC in favor of the Company, as amended, restated, amended and restated, modified, supplemented, renewed, replaced or refinanced and from time to time thereafter to the extent permitted hereunder.

“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any asset securitization facility (including the Receivables Securitization Facility) on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Company and its Subsidiaries from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposure and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.04 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $400,000,000.

“Revolving Credit Maturity Date” means the fifth anniversary of the Second Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof, and subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.25.

“Revolving Exposure” means, with respect to any Lender, at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

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“SEC” means the Securities and Exchange Commission of the U.S.

“Second Amendment” means the Amendment No. 2 to Credit Agreement, dated as of February 15, 2018, by and among the Company, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means February 15, 2018.

“Secured Obligations” means, collectively, (i) the Obligations, (ii) Banking Services Obligations, (iii) the Swap Agreement Obligations owing to one or more Lenders or their Affiliates, and (iv) the Foreign Subsidiary Secured Obligations; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and permitted assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Specified Default” means any Event of Default under clause (a) of Article VII hereof due to the failure to pay the Obligations at the final maturity thereof (whether at the stated final maturity, by acceleration, or otherwise) or any Event of Default under clause (g) or (h) of Article VII hereof.

“Statement” has the meaning assigned to such term in Section 2.18(g).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations in a manner reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, delayed or conditioned).

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“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any direct or indirect subsidiary of the Company, a Borrower or a Loan Party, as applicable. Unless otherwise specified, the term “Subsidiary” shall refer to any direct or indirect subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or their Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swap Termination Value” means, in respect of any Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreement (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender and (b) the principal amount of all Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender as well.

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“Swingline Loan” means a Loan made pursuant to Section 2.05.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto and value added taxes and any other goods, services, use or sales related taxes.

“Threshold Amount” means $50,000,000.

“Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries, calculated in accordance with GAAP on a consolidated basis as of such date.

“Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness determined for the Company and its Subsidiaries on a consolidated basis at such date, excluding (a) Cash Pooling Obligations or Cash Pooling Guaranty Obligations, (b) Indebtedness described in clause (n) of the definition of Indebtedness and (c) the lesser of the amount of Indebtedness with respect to undrawn letters of credit or $10,000,000.

“Total Net Indebtedness” means, at any date, the difference of (a) Total Indebtedness at such date, minus (b) the lesser of (i) the aggregate amount of all Unrestricted Cash in excess of $25,000,000 or (ii) $175,000,000.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Cash” means, at any date, the sum of (a) 100% of the unrestricted cash owned by the Company and its Domestic Subsidiaries in which the Administrative Agent has a first priority, perfected security interest pursuant to the Collateral Documents, and (b) 65% of the unrestricted cash of the Company’s Foreign Subsidiaries that is not subject to any Liens (other than in favor of the Administrative Agent and any customary liens of depositary banks) or restrictions on repatriation to the U.S. Without limiting the other exclusions in this definition, “Unrestricted Cash” shall not include any cash held by the Company or any of its Subsidiaries in escrow, trust or other fiduciary capacity for or on behalf of any Person or subject to any other restriction.

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“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Wholly-Owned” means, when used in reference to a subsidiary of any Person, that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.   Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, restated, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein including the definition of Capital Lease Obligations, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Second Amendment Effective Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05.   Pro Forma Adjustments for Acquisitions and Dispositions. To the extent a Borrower or any Subsidiary makes any Acquisition or Investment permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of the Company most recently ended, the Leverage Ratio, Net Leverage Ratio, Modified Net Leverage Ratio and Interest Coverage Ratio, and any other financial covenant or definition, shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition, Investment or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, or, in the case of add backs pursuant to clause (viii) of the definition of EBITDA, determined on a basis consistent with such clause (viii), and as certified by a Financial Officer of such Borrower), as if such Acquisition or Investment or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.

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SECTION 1.06.    Status of Obligations. In the event that any Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.07    Calculation of Obligations under Swap Agreements. For purposes of determining the “principal amount” or the outstanding amount of the obligations of a Borrower or any Subsidiary in respect of any Swap Agreement at any time, such principal amount shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

ARTICLE II

(i)                                  The Credits

SECTION 2.01.   Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (a) subject to Sections 2.02(e) and 2.11(b), the Dollar Amount of such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, or (b) subject to Sections 2.02(e) and 2.11(b), the sum of the Dollar Amount of the total Revolving Exposures exceeding the Aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.   Loans and Borrowings.

(a)   Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

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(b)   Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower Representative may request in accordance herewith, provided that all Revolving Borrowings (i) made on the Effective Date must be made as ABR Borrowings but may be converted into Eurocurrency Borrowings in accordance with Section 2.08, and (ii) all Borrowings denominated in any Foreign Currency shall be made solely as Eurocurrency Loans. Each Swingline Loan shall bear interest as provided in Section 2.13(a). Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)   At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 (or, in the case of any Swingline Loan denominated in any Foreign Currency, the Dollar Amount thereof shall be approximately $100,000) and not less than $100,000 (or, in the case of any Swingline Loan denominated in any Foreign Currency, the Dollar Amount thereof shall be approximately $100,000) or such other amounts as agreed to by the Swingline Lender. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.

(d)   Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(e)   The Administrative Agent will determine the Dollar Amount of (i) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing, (ii) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and (iii) all outstanding Credit Exposure on and as of the last Business Day of each calendar month of, if required by the Administrative Agent, each calendar week, and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i), (ii) and (iii) is herein described as a “Computation Date” for which a Dollar Amount is determined on or as of such day.

SECTION 2.03.   Requests for Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand, facsimile or e-mail transmission) by a Borrowing Request Form signed by the Borrower Representative or, other than a Revolving Borrowing denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, by telephone (a) in the case of a Eurocurrency Borrowing to the Company denominated in Dollars, not later than 11:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in Euros or any Eurocurrency Borrowing to any Foreign Subsidiary Borrower denominated in Dollars, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing, (c) in the case of a Eurocurrency Borrowing denominated in any Foreign Currency other than Euros, not later than such time required by the Administrative Agent three Business Days before the date of the proposed Borrowing or (d) in the case of an ABR Borrowing, not later than 11:00 a.m., Chicago time, on the Business Day of the proposed Borrowing; provided, that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement in Dollars as contemplated by Section 2.05(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or e-mail transmission to the Administrative Agent of a written Borrowing Request Form signed by the applicable Borrower. Each Borrowing Request to fund a Permitted Acquisition or other transaction may be conditioned upon such Permitted Acquisition or transaction, provided that any such conditioning shall not avoid any payment that may be owing under Section 2.15. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

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(i)	the Class of Borrowing, the aggregate principal amount of the requested Borrowing, and a breakdown of the separate wires comprising such Borrowing;

(ii)	name of the applicable Borrower(s);

(iii)	the date of such Borrowing, which shall be a Business Day;

(iv)	whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(v)	in the case of a Eurocurrency Borrowing, the Agreed Currency and the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.    Increase in Commitments.

(a)  New Commitments. At any time, the Company may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”) and/or enter into one or more tranches of term loans (any such tranche, the “Incremental Term Loans” and together with the New Revolving Commitments, if any, the “New Commitments”), by an amount not in excess of $100,000,000 in the aggregate or a lesser amount in integral multiples of $25,000,000. Such notice shall specify the date (an “Increased Amount Date”) on which the Company proposes that the New Commitments and, in the case of Incremental Term Loans, the date for borrowing, as applicable, be made available. The Company shall notify the Administrative Agent in writing of the identity of each Lender or other financial institution (each, a “New Revolving Lender”, an “Incremental Term Lender” or generally, a “New Lender”; provided that no Ineligible Institution may be a New Lender, each New Lender (other than a New Lender that is an existing Lender or an Approved Fund of an existing Lender or, in the case of an Incremental Term Lender, an Affiliate of an existing Lender) must be reasonably acceptable to the Administrative Agent and, in the case of any New Revolving Lender, each LC Issuer (such acceptance, in each case, not to be unreasonably withheld, delayed or conditioned)) to whom the New Commitments have been (in accordance with the prior sentence) allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment. The New Commitments shall become effective as of such Increased Amount Date, and in the case of Incremental Term Loans, shall be made on such Increased Amount Date or such other date agreed to by the applicable New Lenders; provided that (1) the conditions set forth in paragraphs of (a), (b) and (c) of Section 4.02 shall be satisfied or waived by the Required Lenders on such Increased Amount Date before or after giving effect to such New Commitments and Loans; (2) such increase in the Revolving Commitments and/or the Incremental Term Loans shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each New Lender, as applicable, and each shall be recorded in the Register, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17; and (3) the Borrowers shall make any payments required pursuant to Section 2.16 in connection with the provisions of the New Commitments.

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(b)  On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lender shall purchase from each of the existing Lenders, at the principal amount thereof, such interests in the outstanding Revolving Loans and participations in Letters of Credit and Swingline Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit and Swingline Loans being held by existing Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (ii) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and have the same terms as any existing Revolving Loan and (iii) each New Revolving Lender shall become a Lender with respect to the Revolving Commitments and all matters relating thereto.

(c)  On any Increased Amount Date on which Incremental Term Loans are effected and/or borrowed, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan shall be deemed for all purposes a Loan made hereunder, (ii) each Incremental Term Lender shall become a Lender hereunder and (iii) the Incremental Term Loans (x) shall rank pari passu or junior in right of payment with the Revolving Loans, (y) shall not mature earlier than the then applicable Revolving Credit Maturity Date (but may have amortization and mandatory prepayments prior to such date) and (z) the terms applicable to such Incremental Term Loan in effect prior to the then applicable Revolving Credit Maturity Date (other than pricing, amortization, mandatory prepayments and fees), when taken as a whole, are not more restrictive than the terms applicable to the Revolving Loans. All Incremental Term Loans made on any Increased Amount Date will be made in accordance with the procedures set forth in Section 2.03.

(d)  The Administrative Agent shall notify the Lenders promptly upon receipt of the Company’s notice of an Increased Amount Date and, in respect thereof, the New Commitments and the New Lenders.

(e)  Notwithstanding anything contained herein to the contrary, including Section 9.02, Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender providing such Incremental Term Loans and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.04 and make other required technical or other changes to the extent such changes, when taken as a whole, are not materially adverse to such Lenders.

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(f)  Nothing contained in this Section 2.04 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase any of its Commitments hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.05.    Swingline Loans.

(a)         Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Representative or the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed in a writing reasonably acceptable to the Administrative Agent if requested by the Administrative Agent, provided that any request for a Swingline Loan denominated in a Foreign Currency or to a Foreign Subsidiary Borrower shall be in writing in a form reasonably approved by the Administrative Agent), not later than (i) noon Chicago time on the day of any proposed Swingline Loan in the case of any Swingline Loan to the Company denominated in Dollars, (ii) 10:00 a.m. London time on the day of any proposed Swingline Loan in the case of any Swingline Loan denominated in Euros, or (iii) 10:00 a.m. London time on the Business Day prior to the day of any proposed Swingline Loan in the case of any other Swingline Loan; or, in each of the foregoing cases, such other times or methods agreed to between the applicable Borrower and the Administrative Agent. Each such notice shall be irrevocable and shall specify (A) the requested date (which shall be a Business Day), (B) whether such Swingline Loan is to be denominated in Dollars or a Foreign Currency, (C) the amount of the requested Swingline Borrowing, and (D) such other information reasonably required by the Swingline Lender. The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from a Borrower. Any funding of a Swingline Loan by the Swingline Lender shall be made in accordance with this Section 2.05(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Swingline Lender. The Administrative Agent may make such Swingline Loan available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the general deposit account of the applicable Borrower with the Administrative Agent (or, in the case of a Swingline Borrowing made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank). Notwithstanding anything in this Section 2.05 or elsewhere to the contrary, (x) the Swingline Lender and the applicable Borrower may agree to make any other arrangements for the making of Swingline Loans, including without limitation by way of an overdraft facility or other credit extensions, and the obligations thereunder shall constitute Swingline Loans hereunder if designated as such by the Administrative Agent, (y) the Swingline Lender shall have no obligation to make any Swingline Loan, and (z) the Swingline Loans shall bear interest at the rate or rates separately agreed to in writing between the Swingline Lender and the Company. Unless the Swingline Lender has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of the making of a Swingline Loan, that one or more applicable conditions contained in Section 4.02 or in this Section 2.05 shall not then be satisfied, the Swingline Lender shall be entitled to entitled to rely on the representation by the applicable Borrower that all such conditions are satisfied.

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(b)         The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Chicago time (or 10:00 a.m. London time in the case of any Swingline Loan denominated in any Foreign Currency or made to any Foreign Subsidiary Borrower), on any Business Day require the Revolving Lenders to acquire participations on such Business Day (or two Business Days thereafter in the case of any Swingline Loan denominated in any Foreign Currency or made to any Foreign Subsidiary Borrower) in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. If such payment relates to a Swingline Loan denominated in any Foreign Currency such payment shall be made in such Foreign Currency, provided that, if requested by the Swingline Lender or if such Foreign Currency is not an Agreed All Lender Currency, then automatically and with no further action required, the obligation of each Revolving Lender to make such payment shall be permanently converted into an obligation to reimburse the Dollar Amount thereof calculated as of the date when such payment was due, and each Revolving Lender shall make such payment in Dollars; provided further that, if such payment shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the applicable Agreed Currency equal to such Lender's Applicable Percentage of such Swingline Loan or Loans, each such Lender agrees, as a separate and independent obligation, to indemnify the Swingline Lender for the loss resulting from its inability on that date to purchase the Agreed Currency in the full amount of such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower Representative of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

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SECTION 2.06.   Letters of Credit.

(a)          General. Subject to the terms and conditions set forth herein, the Borrower Representative, on behalf of a Borrower, may request the issuance of Letters of Credit denominated in an Agreed Currency as the applicant thereof for the support of the obligations of any Borrower or any Subsidiary thereof, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (each Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any binding order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated under Section 2.15 hereof or otherwise hereunder) not in effect on the Second Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Second Amendment Effective Date, which the Issuing Bank is not otherwise compensated under Section 2.15 hereof or otherwise hereunder and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Second Amendment Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. Letters of Credit may be issued in any Agreed Currencies. The Existing Letters of Credit shall be deemed (i) Letters of Credit issued under this Agreement by the Issuing Bank and shall be subject to the terms of this Agreement and (ii) issued on the Second Amendment Effective Date for purposes of determining fees payable hereunder.

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(b)         Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days or such shorter time period agreed to by the applicable Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit (provided that the Dollar Amount of any Letter of Credit denominated in any Foreign Currency or for the account of any Foreign Subsidiary Borrower shall be in a minimum Dollar Amount of $50,000 or such other amount agreed upon between the applicable Issuing Bank and the Borrowing Representative), the name and address of the beneficiary thereof, the Agreed Currency applicable thereto and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (in each case, subject to Section 2.02(e) and Section 2.11) (i) the Dollar Amount of the LC Exposure shall not exceed $110,000,000, (ii) the Dollar Amount of such Revolving Lender’s Revolving Exposure shall not exceed its Revolving Commitment and (iii) the Dollar Amount of the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitments. Unless the applicable Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or extension of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 or in this Section 2.06 shall not then be satisfied, such Issuing Bank shall be entitled to entitled to rely on the representation by the Borrower requesting the Letter of Credit that all such conditions are satisfied. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the Dollar Amount of the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that any Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank may, in its sole discretion, issue Letters of Credit in excess of its individual Issuing Bank Sublimit. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(c)         Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is one year after the Revolving Credit Maturity Date.

(d)         Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e)         Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers, subject to Article XI, shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the Business Day immediately following the date on which the Borrowers receive notice that such LC Disbursement is to be made; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Borrowing or Swingline Loan, as applicable. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. If such payment by a Revolving Lender relates to a Letter of Credit denominated in any Foreign Currency such payment shall be made in such Foreign Currency, provided that, if requested by the applicable Issuing Bank or if such Foreign Currency is not an Agreed All Lender Currency, then automatically and with no further action required, the obligation of each Revolving Lender to make such payment shall be permanently converted into an obligation to reimburse the Dollar Amount thereof calculated as of the date when such payment was due, and each Revolving Lender shall make such payment in Dollars; provided further that, if such payment shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the applicable Agreed Currency equal to such Lender's Applicable Percentage of the payment then due from the Borrowers, each such Lender agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Agreed Currency in the full amount of such Lender's Applicable Percentage of such payment then due from the Borrowers. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Banks or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the applicable Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the applicable Issuing Bank or the applicable Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof, on the date such LC Disbursement is made, of such LC Disbursement.

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(f)         Obligations Absolute. Subject to Article XI, the Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)         Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by fax) of such demand for payment and whether the Issuing Bank will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)         Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13 (c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

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(i)         Replacement and Addition of Issuing Banks. (i) Each Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. Any Revolving Lender may be added as an Issuing Bank at any time by written agreement among the Borrower Representative, the Administrative Agent and such new Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank and any additional Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, (i) the successor or new, as applicable, Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor, additional or previous Issuing Banks, or to such successor, additional and previous Issuing Bank, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)         Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such Issuing Bank shall be replaced in the Borrower Representative’s sole discretion in accordance with Section 2.06(i) above.

(j)         Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day following the day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or if any Letters of Credit are outstanding on the Revolving Credit Maturity Date, the Borrowers, subject to Article XI, shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus, to the extent invoiced prior to such issuance, any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII or the occurrence of the Revolving Credit Maturity Date. The Borrowers, subject to Article XI, also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the LC Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Subject to Article XI, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of the Revolving Credit Maturity Date, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after each applicable Letter of Credit have expired or been terminated (and the original thereof returned to the applicable Issuing Bank in the case of any termination) and all Obligations (other than unasserted contingent obligations) shall have been paid in full. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable to the extent that, after giving effect to such return, the Issuing Banks shall not have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral.

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(k)         Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)         LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.07.    Funding of Borrowings.

(a)         Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency, in each case an amount equal to such Lender's Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) the Funding Account(s) in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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(b)         Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)         Each Lender at its option may make any Loan to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(d)         Notwithstanding anything in this Agreement to the contrary, with respect to any matter under any of the Loan Documents relating to any Loan or Letter of Credit with respect to any Foreign Subsidiary Borrower, in any applicable jurisdiction, the Administrative Agent, the Issuing Bank or any Lender or any domestic or foreign branch or Affiliate of any such Lender used to make such Loans under Section 2.07(c) (a “Designated Lender”) determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, the Issuing Bank or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Loan or Letter of Credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Loan or Letter of Credit shall be suspended, and to the extent required by applicable Requirement of Law, cancelled. Upon receipt of such notice, the applicable Borrower shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

SECTION 2.08. Interest Elections.

(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

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(b)   To make an election pursuant to this Section, a Borrower, or the Borrower Representative on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice writing (delivered by hand, facsimile or e-mail transmission) in the case of a Borrowing denominated in Dollars or by irrevocable written notice (delivered by hand, facsimile or e-mail transmission) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request Form signed by the relevant Borrower, or the Borrower Representative on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with this Agreement or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c)   Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)     the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)     whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)     if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

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(e)   If the relevant Borrower or the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd ) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance herewith. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments.

(a)   Unless previously terminated, all the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b)   The Borrowers may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or a backup standby letter of credit reasonably satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses to the extent invoiced and other Obligations (other than unasserted contingent obligations).

(c)   The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $25,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitments.

(d)  The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or other transaction, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10.   Repayment and Amortization of Loans; Evidence of Debt.

(a)  The Borrowers, subject to Article XI, hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the Business Day the Swingline Lender requests repayment of such Swingline Loan so long as made before 10:00 a.m. New York time, or within one (1) Business Day if not.

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(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)   The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)   The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section (together with the Register) shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)   Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form attached hereto as Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. Upon either (a) payment in full of the Loans evidenced by any such promissory note and termination of the Commitments relating thereto or (b) the assignment of such Loans and Commitments in accordance with Section 9.04 hereof, each such promissory note shall be returned to the Borrowers by the payee named therein at the request of the Borrowers.

SECTION 2.11. Prepayment of Loans.

(a)   The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty (except as provided in Section 2.16), subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b)   If at any time, (i) if the aggregate principal Dollar Amount of all of the Revolving Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Revolving Commitment on any Computation Date or the date any Loan is made or Letter of Credit issued or (ii) solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of all of the Revolving Exposures (so calculated) exceeds 105% of the Aggregate Revolving Commitments, the Borrowers, subject to Article XI, shall in each case within two (2) Business Days after notice from the Administrative Agent repay Revolving Borrowings or, if required after the payment of all Revolving Borrowings, cash collateralize LC Exposure pursuant to this Agreement, as applicable, in an aggregate principal amount equal to such excess.

(c)   All prepayments required to be made pursuant to Section 2.11(b) shall be applied, first to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and second to cash collateralize outstanding LC Exposure.

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(d)   The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax or other electronic communication, if arrangements for doing so have been approved by the Administrative Agent and/or the Swingline Lender) of any prepayment under this Section: (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., Chicago time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Local Time, on the date of prepayment; provided that the applicable Borrower, or the Borrower Representative on behalf of the applicable Borrower, shall notify the Administrative Agent by written notice of any prepayment hereunder in the case of prepayment of a Eurocurrency Revolving Borrowing denominated in a Foreign Currency not later than 11:00 a.m., Local Time, four (4) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing or Term Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Subject to Article XI, each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required pursuant to Section 2.16.

SECTION 2.12. Fees. In each case subject to Article XI:

(a)   The Borrowers agree to pay to the Administrative Agent a commitment fee for the account of each Revolving Lender, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate; it being understood that the LC Exposure of a Lender shall be included and the Swingline Exposure of a Lender shall be excluded in the drawn portion of the Revolving Commitment of such Lender for purposes of calculating the commitment fee. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(b)   The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All participation fees and fronting fees in respect of the Letters of Credit shall be paid in Dollars based on the Dollar Amount thereof.

(c)  The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a)   The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate; provided that each Swingline Loan shall bear interest at either (x) the Alternate Base Rate plus the Applicable Rate or (y) such other rate, if any, as may be separately agreed upon by the Borrower and the Swingline Lender.

(b)   The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)   Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

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(d)   Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)   All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in any Foreign Currency for which it is required by applicable law or customary to compute interest on the basis of a year of 365 days or, if required by applicable law or customary, 366 days in a leap year, shall be computed on such basis, and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)   Notwithstanding the above, the Swingline Lender and the applicable Borrower may separately agree that any Swingline Loan may bear interest at any other rate as agreed to in writing between the Swingline Lender and the applicable Borrower.

SECTION 2.14.   Alternate Rate of Interest; Illegality.

(a)	If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)     the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)     the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by electronic communication as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and any such Eurocurrency Borrowing shall be repaid or, if such Eurocurrency Borrowing is denominated in Dollars, converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurocurrency Borrowing, if such Borrowing is denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and if such Borrowing is not denominated in Dollars, such Borrowing shall not be made.

(b)           If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurocurrency Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either prepay all Eurocurrency Borrowings of such Lender or, with respect to Eurocurrency Borrowings denominated in Dollars, convert such Eurocurrency Borrowings to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the applicable Borrowers will also pay accrued interest on the amount so converted or prepaid.

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(c)           If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing if such Eurocurrency Borrowing is denominated in Dollars and such Borrowing shall not be made if such requested Eurocurrency Borrowing is not denominated in Dollars; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.15.   Increased Costs. (a) If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)   subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, subject to Article XI, the Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender, such Issuing Bank or such other Recipient (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situation customers of such Lender, such Issuing Bank or such other Recipient, as applicable and in each case as determined by such Lender, such Issuing Bank or such other Recipient), under agreements having provisions similar to this Section 2.15, after consideration of such factors as such Lender, such Issuing Bank or such other Recipient, as applicable, then reasonably determines to be relevant.

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(b)           If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, subject to Article XI, the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of such Lender or such Issuing Bank, as applicable and in each case as determined by such Lender or such Issuing Bank, under agreements having provisions similar to this Section 2.15, after consideration of such factors as such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant).

(c)   A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)   Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09 and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers, subject to Article XI, shall compensate each Lender for the loss, cost and expense attributable to such event; provided that each such Lender shall use reasonable efforts to mitigate any such loss, cost and expense in accordance with Section 2.19. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, including, if requested by the Borrower, a description in reasonable detail of the basis for such compensation and a calculation of such amount or amounts (but excluding any confidential or proprietary information of such Lender), shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers, subject to Article XI, shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

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SECTION 2.17.  Taxes.

(a)   Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)   Payment of Other Taxes by the Loan Parties. The applicable Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)   Indemnification by the Loan Parties. The applicable Loan Party shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)   Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)  any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

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(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(4) to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)   any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Second Amendment Effective Date.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)   Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)   Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(ii)          (i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

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SECTION 2.18.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)    Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 2:00 p.m., Chicago time and (ii) in the case of payments denominated in a Foreign Currency, 2:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim (but without prejudice to the Borrowers’ rights with respect to any Defaulting Lender under Section 2.20 hereof). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to Euro, in Euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the applicable Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made in Dollars no later than the first Business Day following the date that such payment would otherwise be due hereunder in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)   Subject to Article XI, any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Swingline Lender and the Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), and third, to the payment of any other Secured Obligations due from the Borrowers or any other Loan Party, ratably. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid after other Secured Obligations in clause third if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements.

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(c)   Subject to Article XI, at the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower Representative pursuant to Section 2.03 or 2.05 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrowers maintained with the Administrative Agent. Subject to Article XI, the Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agree that all such amounts charged shall constitute Loans (including Swingline Loans), and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable, and (ii) if an Event of Default exists or the Borrower Representative agrees in writing, the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)   If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)   Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(f)    If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

(g)  The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

SECTION 2.19.   Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender (or its Affiliate) requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (or its Affiliate) or any Governmental Authority for the account of any Lender (or its Affiliate) pursuant to Section 2.17, then such Lender (or its Affiliate) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender (or its Affiliate), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender (or its Affiliate) to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (or its Affiliate). Subject to Article XI, the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender (or its Affiliate) in connection with any such designation or assignment.

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(b)   If (i) any Lender (or its Affiliate) requests compensation under Section 2.15, or (ii) if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (or its Affiliate) or any Governmental Authority for the account of any Lender (or its Affiliate) pursuant to Section 2.17, or (iii) if any Lender becomes a Defaulting Lender, or (iv) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) subject to the Borrowers’ rights with respect to Defending Lenders under Section 2.20 hereof, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver , termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(iii)       SECTION 2.20. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)   such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(iv)       all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless any Borrower shall have otherwise notified the Administrative Agent at such time, such Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;

(ii)       if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

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(iii)       if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)       if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)       if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)       so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21.   Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

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SECTION 2.22.   Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party, including any existing on the Second Amendment Effective Date, shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements (or on or promptly after the Second Amendment Effective Date with respect to any existing on the Second Amendment Effective Date), written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). The existing Banking Services Obligations and the existing Swap Agreement Obligations of JPMCB, Bank of America, PNC Bank and their respective Affiliates referenced in the payoff letter of Bank of America delivered pursuant to Section 4.01(g) hereof shall be deemed to automatically satisfy the written notice required hereunder for Banking Services Obligations and the Swap Agreement Obligations existing on the Second Amendment Effective Date. In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

SECTION 2.23.   Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.19, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

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SECTION 2.24.     Designation and Termination of Foreign Subsidiary Borrowers.

(a)  Designation. Subject to the terms and conditions of this Section, the Company may, at any time or from time to time upon not less than five Business Days’ notice to the Administrative Agent (or such shorter period which is reasonably acceptable to the Administrative Agent), request that a Wholly-Owned Eligible Subsidiary of the Company specified in such notice become a party to this Agreement as a Borrower. The Administrative Agent shall upon receipt of such notice from the Company promptly notify each Lender of such designation. Upon the satisfaction (or waiver) of the conditions specified in paragraph (b) of this Section, such Subsidiary shall become a party to this Agreement as a Borrower hereunder and shall be entitled to borrow Revolving Credit Loans and request Letters of Credit on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Lenders of such designation.

(b)   Conditions Precedent to Designation Effectiveness. The designation by the Company of any Wholly-Owned Eligible Subsidiary of the Company as a Borrower hereunder shall not become effective until the date on which the Administrative Agent and the Lenders shall have received each of the following documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders): (i) a Joinder Agreement, duly completed and executed by the relevant Subsidiary delivered to the Administrative Agent at least five Business Days before the date on which such Subsidiary is proposed to become a Borrower (or such shorter period which is reasonably acceptable to the Administrative Agent); (ii) a favorable written opinion of counsel to such Subsidiary (or such other counsel reasonably satisfactory to the Administrative Agent and the Lenders) reasonably satisfactory to the Administrative Agent and the Lenders and as to such matters as the Administrative Agent or any Lender may reasonably request, (iii) a Guaranty and any additional Collateral Documents with respect to the Secured Obligations of such Subsidiary, duly executed by each applicable Loan Party, (iv) such organizational documents and certificates as the Administrative Agent may reasonably request (including certified copies of the organizational documents of such Subsidiary and of each Guarantor and other Loan Party required to execute any Guaranty or Collateral Document in connection with such Subsidiary becoming a Borrower, and of resolutions of their respective boards of directors (or similar body) authorizing such Subsidiary becoming a Borrower hereunder and each such Guarantor and other Loan Party executing and delivering any Guaranty or Collateral Document, and of all documents evidencing all other necessary organizational or other action required with respect to such Subsidiary becoming party to this Agreement and each such Guarantor and other Loan Party executing and delivering any Guaranty or Collateral Document); (v) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, and a properly completed and signed applicable IRS Form W-8 for such Subsidiary becoming a Borrower hereunder, and (vi) such other documents relating thereto as the Administrative Agent or its counsel or any Lender may reasonably request.

(c)   Termination of Foreign Subsidiary Borrower. So long as no Loans, Letters of Credit or any other amounts hereunder or under any other Loan Documents shall be outstanding to a Foreign Subsidiary Borrower, the Company may, at any time terminate such Foreign Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent a written notice thereof (each a “Foreign Subsidiary Borrower Termination Notice”), substantially in the form attached hereto as Exhibit G. Any Foreign Subsidiary Borrower Termination Notice furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Lenders), whereupon all commitments of the Lenders to make Loans to, and all obligations of the Lenders to acquire participations in Swingline Loans and Letter of Credit to, such Foreign Subsidiary Borrower and all of the rights of such Foreign Subsidiary Borrower hereunder shall terminate and such Foreign Subsidiary Borrower shall cease to be a Borrower hereunder.

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SECTION 2.25.    Extension of Revolving Credit Maturity Date. .

(a) Requests for Extension.  The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) at any time (each such date, an “Extension Date”), request that each Lender extend such Lender’s Revolving Credit Maturity Date to a date after the Revolving Credit Maturity Date then in effect for such Lender (the “Existing Maturity Date”); provided that any such request shall be made no later than 30 days prior to the applicable Existing Maturity Date.

(b) Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Revolving Credit Maturity Date, an “Extending Lender”).  Each Lender that determines not to so extend its Revolving Credit Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Revolving Credit Maturity Date.

(c) Notification by Administrative Agent.  The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders.  The Company shall have the right, but shall not be obligated, on or before the applicable Revolving Credit Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent in accordance with the procedures provided in Section 2.19(b), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Revolving Credit Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).  Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Revolving Credit Maturity Date), to become an Extending Lender.  The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e) Effective Date of Extension.  Effective as of the applicable Extension Date, the Revolving Credit Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Revolving Credit Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f)   Conditions to Effectiveness of Extension.  Notwithstanding the foregoing, any extension of any Revolving Credit Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender unless:

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(i)    no Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)    the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the applicable Extension Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and

(iii)    the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company, delivered on behalf of the Company, (A) certifying the accuracy of the foregoing clause (i) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension (or to the extent the resolutions delivered on the Second Amendment Effective Date approve such matters, a certification from the Borrowers (or the Company on behalf of the Borrowers) that the resolutions delivered on the Second Amendment Effective Date remain in full force and effect and have not been amended or otherwise modified since the adoption thereof).

(g)   Maturity Date for Non-Extending Lenders.  On the Revolving Credit Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)   Conflicting Provisions.  This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

(v)                   Representations and Warranties

Each Borrower represents and warrants to the Lenders that (and where applicable, agrees):

SECTION 3.01.    Organization; Powers. The Company, each other Loan Party and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

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SECTION 3.02.    Authorization; Enforceability; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (except for any Liens that may arise under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) except as would not be reasonably likely to have a Material Adverse Effect, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except as would not be reasonably likely to have a Material Adverse Effect, violate any Requirement of Law. No Loan Party or any of its Subsidiaries is in violation of any Law, the violation of which could be reasonably likely to have a Material Adverse Effect.

SECTION 3.03.    Governmental Approvals. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents.

SECTION 3.04.    Financial Condition; No Material Adverse Change.

(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2016, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2016.

SECTION 3.05.    Properties, etc.

(a) Each of the Loan Parties and each Subsidiary has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b) Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted. A correct and complete list of all trademarks, copyrights and patents owned by a Loan Party that are registered with the United States Patent and Trademark Office or United States Copyright Office, as applicable, as of the date of this Agreement, are set forth on Schedule 3.05. To the knowledge of the Loan Parties, the use of the intellectual property that is necessary to their business does not infringe upon the rights of any other Person, except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.    Litigation and Environmental Matters.

(a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth on Schedule 3.06) or (ii) that involve any Loan Document or the Transactions.

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(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

SECTION 3.08.  Investment Company Status. No Loan Party or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.   Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.    ERISA. No ERISA Event has occurred that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Pension Plan) and has been maintained, where required, in good standing with applicable regulatory authorities and (b) all contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Company nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect. No actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.11.   Disclosure. None of the reports, financial statements, certificates or other written factual information (other than projections, forward-looking statements and information of a general economic nature) furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

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SECTION 3.12.  Solvency. (a) Immediately after the consummation of the transactions to occur on the Second Amendment Effective Date, (i) the fair value of the assets of the Loan Parties, when taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, when taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, when taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, when taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Second Amendment Effective Date.

(b)         No Loan Party intends to, nor will permit any Material Subsidiary to, and no Loan Party believes that it or any Material Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Material Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Material Subsidiary.

SECTION 3.13.    Insurance. Schedule 3.13 sets forth a description of all material insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Second Amendment Effective Date. As of the Second Amendment Effective Date, all premiums in respect of such insurance that are due and owing have been paid. The Loan Parties believe in their reasonable business judgment that the insurance maintained by or on behalf of the Loan Parties and their Subsidiaries is adequate and is customary for companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.14.   Capitalization and Subsidiaries. Schedule 3.14 sets forth, as of the Second Amendment Effective Date, (a) a correct and complete list of the name and relationship to the Company of each Subsidiary, (b) a listing of the owner of each Subsidiary and the percentage of the Equity Interests of such Subsidiary owned, and (c) the type of entity of the Company and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

SECTION 3.15. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents, together with all filings and other actions necessary to perfect, protect or create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral to the extent set forth in the Collateral Documents, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Liens permitted under Section 6.02, to the extent such Liens have priority over the Liens in favor of the Administrative Agent pursuant to applicable law or agreement, and (b) in the case of Liens perfected only by possession (including possession of any certificate of title), to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.16. Employment Matters. As of the Second Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened. Except where the failure would not reasonably be expected to result in a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters, and (ii) all payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

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SECTION 3.17. Federal Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.18. Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

SECTION 3.19.   Anti-Corruption Laws and Sanctions. Each Loan Party has, in its reasonable business judgment, implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws applicable to the Loan Parties and their Subsidiaries and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.20    Cash Pooling. Schedule 3.20 is a correct and complete list of all Cash Pooling Arrangements of the Company and its Subsidiaries as of the Second Amendment Effective Date. The Cash Pooling Availability under each Cash Pooling Arrangement exceeds the Cash Pooling Obligations outstanding thereunder, and no Cash Pooling Bank has made extensions of third party financing pursuant to any Cash Pooling Arrangement in excess of the Cash Pooling Availability thereunder.

SECTION 3.21.   Common Enterprise. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.22.   Representations as to Foreign Subsidiary Borrowers. Each of the Company and each Foreign Subsidiary Borrower represents and warrants to the Administrative Agent and the Lenders that:

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(a)    Such Foreign Subsidiary Borrower is subject to civil, commercial and common laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Subsidiary Borrower, the “Applicable Foreign Subsidiary Borrower Documents”), and the execution, delivery and performance by such Foreign Subsidiary Borrower of the Applicable Foreign Subsidiary Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its material property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Borrower Documents.

(b)    The Applicable Foreign Subsidiary Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement thereof against such Foreign Subsidiary Borrower under the Laws of such jurisdiction (or such other law as shall be specified in such documents), and to ensure the legality, validity, enforceability (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally), priority and admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents that the Applicable Foreign Subsidiary Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Subsidiary Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Borrower Documents or (ii) on any payment to be made by such Foreign Subsidiary Borrower pursuant to the Applicable Foreign Subsidiary Borrower Documents, except for those that have been paid by a Loan Party or any of their respective Subsidiaries.

(d)   The execution, delivery and performance of the Applicable Foreign Subsidiary Borrower Documents executed by such Foreign Subsidiary Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date ( provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

SECTION 3.23.    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

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ARTICLE IV

Conditions

SECTION 4.01.   Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)   Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and its registered assigns and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders in form reasonably acceptable to the Administrative Agent.

(b)   Projections. The Lenders shall have received (i) audited consolidated financial statements of the Company and its Subsidiaries for the fiscal years ending December 31, 2013 and December 31, 2014, and (ii) satisfactory Projections for five years.

(c)     Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of a Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(d)     No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Company, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(e)     Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.

(f)     Lien Searches. The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where material assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a payoff letter or other documentation reasonably satisfactory to the Administrative Agent.

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(g)      Payoff Letter. The Administrative Agent shall have received reasonably satisfactory payoff letters for all existing Indebtedness required to be repaid and which confirms that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall either (i) constitute Existing Letters of Credit or (ii) have been cash collateralized or supported by a Letter of Credit.

(h)     Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i)     Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer of the Company dated the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

(j)       Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(k)     Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(l)     Insurance. The Administrative Agent shall have received evidence of the insurance required to be in compliance with the terms of the Loan Documents.

(m)     Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) if the issuance of a Letter of Credit will be required on the Effective Date.

(n)     USA PATRIOT Act, Etc. The Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(o)     Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on May 29, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

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SECTION 4.02.   Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (excluding, for the avoidance of doubt, any conversion or continuation of a Loan), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)  At the time of and immediately after giving effect to such Borrowing (other than a conversion or continuation of a Loan) or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (excluding any conversion or continuation of an existing Loan) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06), in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION   5.01.  Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent for delivery to each Lender, including their Public-Siders:

(a)   within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, and without any qualification or exception as to the scope of such audit in any material respect) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

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(b)   within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(c)   The Company represents and warrants that it files its financial statements with the SEC and, accordingly, the Company hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and (b) above (collectively or individually, as the context requires, the “Financial Statements”), along with the Loan Documents, available to Public-Siders and (ii) agree that at the time such Financial Statements are provided hereunder, they shall already have been made available to holders of its securities. The Company will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Company has no outstanding publicly traded securities, including 144A securities, and in no event shall the Administrative Agent post compliance certificates or budgets to Public-Siders;

(d)   concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit H (i) certifying, in the case of the Financial Statements delivered under clause (b) above, as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, and (iv) setting forth reasonably detailed calculations with respect to the determination of Immaterial Subsidiaries, and designating each Immaterial Subsidiary;

(e)   concurrently with any delivery of Financial Statements under clause (a) above, a certificate stating whether any material changes in GAAP or in the application thereof has occurred since the date of the most recently delivered audited financial statements and, if any such material change has occurred, specifying the effect of such change on the Financial Statements delivered in connection with such certificate;

(f)    no later than sixty (60) days after the end of, and no earlier than sixty (60) days prior to the end of, each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Company for each quarter of the upcoming fiscal year (the “Projections”) in reasonable detail;

(g)     promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

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(h)    promptly after any reasonable request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Company or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(i) promptly provide such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, as the Administrative Agent or any Lender may from time to time reasonably request.

The Borrower Representative shall be deemed to have furnished to the Lenders the financial statements and certificates required to be delivered pursuant to Sections 5.01(a) and (b) and the reports and other material required by Section 5.01(e) or Section 5.01(g) upon (i) the filing of such financial statements or material by the Company through the SEC’s EDGAR system (or any successor electronic gathering system) or the publication by the Company of such financial statements on its website, so long as such system or website is publicly available; provided that, at the request of any Lender, the Borrower Representative shall promptly deliver electronic or paper copies of such filings together all accompanying exhibits, attachments, calculations, or other supporting documentation included with such filing. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.   Notices of Material Events. The Company will furnish to the Administrative Agent prompt (but in any event within any time period that may be specified below) written notice following an Authorized Officer becoming aware of the following:

(a)   the occurrence of any Default;

(b)    receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that (i) results in, or could reasonably be expected to result in, a liability to the Company and its Subsidiaries in excess of $25,000,000, (ii) seeks injunctive relief that results in, or could reasonably be expected to result in, a Material Adverse Effect, or (iii) alleges criminal misconduct by any Loan Party or any Subsidiary that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(c)   the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $25,000,000; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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SECTION 5.03.   Existence; Conduct of Business. Except where the failure would not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.   Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Taxes, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceeding and (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP to the extent required or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.   Maintenance of Properties. Each Borrower will, and will cause each Subsidiary to, keep and maintain all property material and necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.   Books and Records; Inspection Rights. Each Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each Subsidiary to, within five (5) Business Days of delivery of the notice referred to below, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and, to the extent the Borrowers are provided prior written notice and the opportunity to participate in such discussion, independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that unless an Event of Default has occurred and is continuing at the time such inspection commences, (a) the Borrower shall not be required to pay expenses relating to more than one inspection by the Administrative Agent in any twelve consecutive calendar months and (b) the Borrower shall not be required to pay the expenses of any Lender for any inspection; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours, without advance notice and without limitation as to frequency. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with Laws and Material Contractual Obligations. Each Borrower will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will, in its reasonable business judgment, maintain in effect and enforce policies and procedures designed to ensure compliance, in all material respects, by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws applicable to the Loan Parties and their Subsidiaries and applicable Sanctions.

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SECTION 5.08.   Use of Proceeds.

(a)       The proceeds of the Loans and the Letters of Credit will be used only for working capital needs and for general corporate purposes of the Company and its Subsidiaries (including, without limitation, Investments, Acquisitions, Restricted Payments and other transactions not prohibited by the terms of the Loan Documents) and to refinance certain Indebtedness. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) to make any Acquisition other than a Permitted Acquisition and Acquisitions solely among the Company and its Subsidiaries that are not prohibited under this Agreement.

(b)       The Borrowers will not request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.   Accuracy of Information. The Loan Parties will ensure that any written factual information (other than projections, forward-looking statements and information of a general economic nature), including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to the Projections, the Loan Parties will cause the Projections to be prepared in good faith based upon assumptions believed to be reasonable at the time prepared.

SECTION 5.10.   Insurance. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Administrative Agent, upon the written request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.11.   Guarantors; Collateral; Further Assurances.

(a)   Subject to applicable Requirements of Law, the Company shall cause each of its Subsidiaries formed or acquired after the date of this Agreement that is a Guarantor to become a Loan Party by executing a Joinder Agreement to the applicable Collateral Document and Guaranty or otherwise executing appropriate Collateral Documents and a Guaranty. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral pursuant to the applicable Collateral Documents.

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(b) Each Loan Party will execute and deliver Collateral Documents granting a valid and enforceable Lien and security interest, subject only to Liens permitted by Section 6.02, on all present and future accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as terms are defined in the UCC) and all other personal property of each Loan Party, but not any Excluded Collateral; provided that, with respect to the Secured Obligations of the Company and any other Domestic Loan Party, the lien with respect to Equity Interests of Foreign Subsidiaries and Foreign Subsidiary Holdcos shall be limited to 65% (or, if due to a change in applicable law after the date hereof, such materially greater percentage that (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary (to the extent required to make the security interest enforceable or perfect the security interest) to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents in all Collateral, all at the expense of the Loan Parties. Notwithstanding the foregoing, the parties hereto acknowledge and agree that, so long as no Event of Default shall have occurred and be continuing, the Administrative Agent will not (i) require the delivery of original stock certificates for the Equity Interests of any Immaterial Subsidiary or (ii) make any security interest filings with respect to the intellectual property of the Company or any Domestic Subsidiary in any jurisdictions outside the U.S.

(d) If any material assets that constitute Collateral are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will promptly (i) notify the Administrative Agent, and, if reasonably requested by the Administrative Agent or the Required Lenders, subject to Article XI, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06), in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

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SECTION 6.01. Indebtedness. No Borrower will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent (it being agreed that the terms of the Intercompany Subordination Agreement are satisfactory);

(d) Guarantees by any Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees of any Loan Party permitted under this clause (d) shall be subordinated to the Secured Obligations to the extent that, and on substantially the same terms as, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Non-Owned IRB Obligations, Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed $40,000,000 at any time outstanding;

(f) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (i), (j), (k) and (t) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness (other than attributable to the accretion of original issue discount, interest, capitalization of interest or payment premiums in respect of the Indebtedness being refinanced and costs and expenses related thereto), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that, when taken as a whole, are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

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(g) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments) owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Loan Party in respect of performance bonds, performance and completion guarantees, bid bonds, customs and appeal bonds, surety bonds and similar obligations or obligations in respect of letters of credit related thereto, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(i) Subordinated Indebtedness if immediately prior to, and after, the incurrence of such Subordinated Indebtedness (i) no Default exists or would be caused thereby, (ii) such Subordinated Indebtedness shall not have a final maturity earlier than the date that is 181 days after the then current Revolving Credit Maturity Date, and (iii) the weighted average life to maturity, covenants, events of default and other terms are reasonably customary for similar issuances of Subordinated Indebtedness by comparable companies or otherwise reasonably satisfactory to the Administrative Agent;

(j) Indebtedness of any Person that becomes a Subsidiary or is merged into or consolidated with any Borrower or Subsidiary and Indebtedness assumed in connection with the acquisition of assets, in each case, pursuant to a transaction not otherwise prohibited by this Agreement after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary or at the time of such merger, consolidation or acquisition, as applicable, and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such merger, consolidation or acquisition, as applicable;

(k) Indebtedness under the Receivables Securitization Facility in an aggregate outstanding principal amount not to exceed $200,000,000;

(l) Cash Pooling Obligations, provided that Cash Pooling Availability under each Cash Pooling Arrangement shall at all times be in excess of the Cash Pooling Obligations outstanding thereunder;

(m) Indebtedness representing deferred compensation to employees of any Loan Party or any other Subsidiary;

(n) Indebtedness incurred in a Permitted Acquisition or disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

(o) Indebtedness and other obligations in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management agreements and deposit accounts in the ordinary course of business;

(p) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

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(q) Indebtedness in respect of any trade letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business;

(r) Indebtedness of Chinese Subsidiaries in an aggregate outstanding principal amount not to exceed the Chinese Subsidiary Secured Debt Limitation, provided that such Indebtedness is without any direct or indirect recourse to the Company or any Subsidiary (other than Chinese Subsidiaries);

(s) Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $100,000,000, provided that such Indebtedness is without any direct or indirect recourse to the Company or any Domestic Subsidiary; and

(t) other unsecured Indebtedness if after immediately prior to, and after, the incurrence of such unsecured Indebtedness (i) the Net Leverage Ratio (on a pro forma basis reasonably acceptable to the Administrative Agent) is at least 0.25 less than the level then required under Section 6.12(a) and (ii) no Default exists or would be caused thereby; provided, however, solely in respect of Indebtedness incurred by the Company or any of its Domestic Subsidiaries in an initial principal amount in excess of $50,000,000, (x) the final maturity of such Indebtedness shall not be earlier than the date that is six (6) months after the then current Revolving Credit Maturity Date and the weighted average life to maturity of such Indebtedness shall be reasonably satisfactory to the Administrative Agent, and (y) the financial covenants and events of default to which such Indebtedness is subject shall not be more restrictive in any material respect than the covenants in Section 6.12 and Events of Default hereunder, as determined in the good faith judgment of the Company, unless the Company agrees to amend this Agreement such that the condition described in this proviso would be satisfied.

SECTION 6.02. Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a) Liens securing the Secured Obligations created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) and proceeds or products thereof) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and Refinance Indebtedness thereof permitted pursuant to Section 6.01(f);

(d) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, or the incurrence of the Non-Owned IRB Obligations, (iii) other than with respect to Non-Owned IRBs, the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any property or assets of any Borrower or any Subsidiary other than the property financed by such Indebtedness and any accessions thereto and the proceeds and products thereof and related property; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings provided by such lender and incurred under clause (e) of Section 6.01;

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(e) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party (other than the proceeds or products thereof and after-acquired property subject to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h) Liens arising in connection with the Receivables Securitization Facility;

(i) Liens on assets that constitute Principal Property (as defined in the Existing Indenture) and sale and leaseback transactions (as defined in the Existing Indenture) of the Company and its Subsidiaries, in each case to the extent permitted by the terms of the Existing Indenture (assuming that, at the time of incurrence, such Existing Indenture are in full force and effect);

(j) Liens on cash of Subsidiaries on deposit with any Cash Pooling Bank securing Cash Pooling Obligations owed to such Cash Pooling Bank;

(k) Liens granted by a Subsidiary that is not a Loan Party in favor of the Company or another Subsidiary in respect of Indebtedness owed by such Subsidiary;

(l) (A) leases, licenses, subleases or sublicenses granted to other Persons (including with respect to intellectual property and software) which do not (1) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (2) secure any Indebtedness for borrowed money or (B) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(m) Liens (A) (1) on advances of cash or cash equivalents in favor of the seller of any property to be acquired in Permitted Acquisitions to be applied against the purchase price for such Permitted Acquisition and (2) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.05, in each case solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien, and (B) reasonable earnest money deposits of cash or cash equivalents made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

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(n) Liens arising from precautionary UCC financing statement filings (or similar filings under other applicable Law) in connection with operating leases and other ordinary course transaction and which, in each case, do not relate to any Indebtedness;

(o) Liens on cash and cash equivalents on deposit with Lenders and Affiliates of Lenders securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with the Company or any Subsidiary in the ordinary course of business;

(p) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft of similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries, including with respect to credit card chargebacks and similar obligations incurred in the ordinary course of business, or (C) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any of its Subsidiaries in the ordinary course of business;

(q) non-recourse Liens on Equity Interests in joint ventures which are not Subsidiaries securing obligations of such joint ventures which are not prohibited by this Agreement;

(r) to the extent constituting Liens, dispositions expressly permitted under Section 6.05;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries and not prohibited by this Agreement;

(t) Liens on assets of Chinese Subsidiaries securing Indebtedness permitted under Section 6.01(r);

(u) Liens on the applicable fixed or capital assets under any Permitted Owned IRB Obligation securing the applicable Permitted Owned IRB Obligations;

(v) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 6.01(s); and

(w) other Liens securing obligations in an aggregate amount not to exceed $50,000,000 at any time outstanding.

SECTION 6.03. Fundamental Changes.

(a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary of any Borrower may merge into or consolidate with or liquidate or dissolve into a Borrower in a transaction in which a Borrower is the surviving entity, (ii) any Subsidiary (other than any Borrower) may merge into or consolidate with or liquidate or dissolve into any other Subsidiary, provided that when any Subsidiary that is a Loan Party is merging or consolidating with another Subsidiary, a Loan Party shall be the surviving entity, (iii) the Company or any of its Subsidiaries may merge or consolidate with any other Person in order to effect a Permitted Acquisition or an Investment permitted under Section 6.04 so long as the surviving entity is or shall become a Loan Party and, if the Company is involved, the surviving entity is or shall be the Company, and (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

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(b) No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the Second Amendment Effective Date and businesses reasonably related, incidental or complimentary thereto.

(c) No Loan Party will, nor will it permit any Subsidiary to change its fiscal year or any fiscal quarter from the basis in effect on the Second Amendment Effective Date, except to conform the fiscal year or fiscal quarter of a Subsidiary to that of the Company.

(d) No Loan Party will change the accounting basis upon which its financial statements are prepared, except to the extent required or permitted by GAAP.

SECTION 6.04. Investments and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, make any Investment or Acquisition, except:

(a) Permitted Investments;

(b) Investments in existence on the date hereof and described in Schedule 6.04, and any modification, replacement, renewal or extension thereof that does not increase the amount thereof;

(c) Investments or Acquisitions by the Company and its Subsidiaries in or of Domestic Loan Parties, provided that (i) the payment of any such Investments that are loans and advances owing by any Loan Party to any Subsidiary that is not a Loan Party or owing by any Domestic Loan Party to any Domestic Subsidiary that is not a Loan Party or any Foreign Subsidiary shall be subordinated to the payment of the Secured Obligations on terms and by written agreement satisfactory to the Administrative Agent, and (ii) in any Acquisition involving a Domestic Loan Party, a Domestic Loan Party shall be the surviving entity, provided that if any such Acquisition involves the Company, the Company shall be the surviving entity;

(d) Investments or Acquisitions by any Subsidiary that is not a Loan Party in or of the Company or any other Subsidiaries, provided that (i) the payment of any Investments that are loans and advances by any Subsidiary that is not a Loan Party to a Loan Party or owing by any Domestic Loan Party to any Domestic Subsidiary that is not a Loan Party or any Foreign Subsidiary shall be subordinated to the payment of the Secured Obligations on terms and by written agreement reasonably satisfactory to the Administrative Agent (it being agreed that the terms of the Intercompany Subordination Agreement are satisfactory) and (ii) in any Acquisition involving a Domestic Loan Party, a Domestic Loan Party shall be the surviving entity, provided that if any such Acquisition involves the Company, the Company shall be the surviving entity;

(e) so long as no Default exists or would be caused thereby, the Company and its Subsidiaries may make other Investments (including in any Foreign Subsidiary or foreign joint venture) as follows:

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(i) without limit under this Section 6.04(e) if the pro forma Modified Net Leverage Ratio is less than 2.50:1.0 after giving effect to such Investment,

(ii) in an aggregate amount in any fiscal year of the Company, when added to the Restricted Payments made under Section 6.08(a)(v) in such fiscal year, not to exceed $125,000,000 in such fiscal year if the pro forma Modified Net Leverage Ratio is less than 3.00:1.0 but greater than or equal to 2.50:1.0 after giving effect to such Investment, and

(iii) in an aggregate amount in any fiscal year of the Company, when added to the Restricted Payments made under Section 6.08(a)(v) in such fiscal year, not to exceed $50,000,000 in such fiscal year if the pro forma Modified Net Leverage Ratio is greater than or equal to 3.00:1.0 after giving effect to such Investment (and for purposes of this Section 6.04, the pro forma Modified Net Leverage Ratio shall be on a pro forma basis in accordance with Section 1.05 and, if reasonably requested by the Administrative Agent, supported by a certificate of the Company with such pro forma calculation in form and detail reasonably satisfactory to the Administrative Agent, and the amount of all Investments under this Section 6.04(e) shall in each case be determined without regard to any write-downs or write-offs);

(f) notes payable, or stock or other securities or other Investments issued by account debtors to a Loan Party or Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s Accounts in the ordinary course of business, consistent with past practices;

(g) Investments in the form of Swap Agreements permitted by Section 6.07;

(h) Investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any of its Subsidiaries (including in connection with a Permitted Acquisition), so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(i) Investments received in connection with the disposition of assets permitted by Section 6.05;

(j) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(k) Permitted Acquisitions and any Investment in any Subsidiaries to the extent required to make such Permitted Acquisition, provided that, if any such Permitted Acquisition does not close and an Investment was made by any Loan Party in any Subsidiary (other than a Domestic Subsidiary that is a Guarantor) to close to such Permitted Acquisition, then such Investment shall be promptly returned to such Loan Party;

(l) advances to employees, officers and directors of the Company or any of its Subsidiaries to meet expenses incurred by such employees in the ordinary course of business;

(m) Investments consisting of endorsements of instruments for collection or deposit in the ordinary course of business;

(n) Investments (including debt obligations and Equity Interests) received in connection with (1) the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (2) the non-cash proceeds of any disposition permitted by Section 6.05;

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(o) advances of payroll payments to employees in the ordinary course of business;

(p) Guarantees by the Company or any of its Subsidiaries of leases (other than capitalized leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q) Investments to the extent the consideration paid therefor consists of Equity Interests (other than Disqualified Stock) of the Company;

(r) Guarantees permitted under Section 6.01;

(s) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(t) advances to any supplier consisting of prepayments for raw materials purchased for consumption or processing in the ordinary course of business and pursuant to arrangements designed to assure an adequate supply of such raw materials;

(u)       the purchase of the Owned IRBs; and

(v) Restricted Payments permitted by 6.08, fundamental changes permitted by Section 6.03 and dispositions permitted by Section 6.05.

SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of inventory sold in the ordinary course of business, sales of scrap, obsolete or worn-out assets or other assets no longer used or useful to the business (including, without limitation, material or equipment and the lapse and transfer of intellectual property of the Company or any of its Subsidiaries that is no longer useful or material to their business);

(b) sales, transfers and dispositions of assets to any Borrower or any Subsidiary, provided that any such sales, transfers or dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be considered an Investment and shall be required to be made in compliance with Section 6.04 and 6.09;

(c) sales, transfers and dispositions of Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of cash, Permitted Investments and other Investments permitted by clauses (i) and (j) of Section 6.04;

(e) Sale and Leaseback Transactions permitted by Section 6.06;

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(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g) leases, subleases, licenses or sublicenses of real or personal property in the ordinary course of business, in each case that do not materially interfere with the business of the Company and its Subsidiaries;

(h) the termination, surrender or sublease of leases (as lessee), licenses (as licensee), subleases (as sublessee) and sublicenses (as sublicensee) in the ordinary course of business;

(i) sales of Accounts, general intangibles, chattel paper, payment intangibles and supporting obligations (as those terms are defined in the UCC), in each case solely to the extent sold, purportedly sold (but re-characterized as financed), transferred, assigned, contributed or otherwise conveyed to the Receivables Securitization Facility;

(j) so long as no Event of Default is continuing, sales of Accounts owned by the Company and its Subsidiaries that are owed by foreign account debtors;

(k) any sale, transfer or lease of fixed assets which are replaced by comparable fixed assets within 180 days of such sale, transfer or lease; provided that such substitute assets, if owned by a Loan Party, constitute Collateral;

(l) any sale, transfer, lease or other disposition of non-core assets, including Equity Interests, acquired in connection with a Permitted Acquisition after the Effective Date to the extent the Company identified such assets to the Administrative Agent promptly after such Permitted Acquisition;

(m) dispositions of Investments in joint ventures, to the extent required by the agreements between the joint venture parties set forth in the applicable joint venture arrangements and similar binding arrangements;

(n) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(o) the termination of any Swap Agreement;

(p) sales, transfers and dispositions of assets described on Schedule 6.05;

(q) any like kind exchange of property;

(r) any transaction or series of related transactions for which the Company or its Subsidiaries receives aggregate consideration of less than $5,000,000;

(s) the sale or transfer of fixed or capital assets to governmental or similar entities required in connection with Owned IRBs to obtain the tax advantage thereof, provided such assets are simultaneously leased back by the Company or a Domestic Subsidiary and title reverts back to the Company or applicable Domestic Subsidiary at the termination of the applicable Owned IRB;

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(t) the sale or transfer of fixed or capital assets to governmental or similar entities required in connection with Non-Owned IRBs to obtain the tax advantage thereof, provided such assets are simultaneously leased back by the Company or a Domestic Subsidiary and the Non-Owned IRB Obligations in connection therewith are permitted under Section 6.01(e); and

(u) any other sale, lease, license, transfer, assignment or other disposition, provided that (x) immediately before and after any such transaction, no Default shall have occurred and be continuing, (y) the aggregate amount of assets of the Company and its Subsidiaries sold pursuant to this clause (u) in the fiscal quarter in which such transaction occurs and the prior three fiscal quarter period does not, on a pro forma basis, exceed 10% of the Total Assets as shown in the consolidated financial statements of the Company and its Subsidiaries most recently delivered to the Administrative Agent pursuant to Sections 5.01(a) and (b) hereof, and (z) solely with respect to a Division Disposition (and in addition to the requirements of clauses (x) and (y)), the aggregate amount of consolidated net sales or consolidated net income of the Company and its Subsidiaries with respect to Division Dispositions made pursuant to this clause (u) in the fiscal quarter in which such transaction occurs and the prior three fiscal quarter period do not, on a pro forma basis, exceed either 10% of the consolidated net sales or 10% of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (y) above; provided further that (1) if such disposition occurs after the signing of a definitive agreement for such disposition, then the calculations in clause (y) and (z) above shall only be calculated as of the time of the signing of such definitive agreement and (2) if such consolidated net sales with respect to any Division Disposition is less than zero then such amount shall be deemed zero and if such consolidated net income with respect to any Division Disposition is less than zero then such amount shall be deemed zero.

provided that all sales, transfers, leases and other dispositions permitted under this Section 6.05 (other than those permitted between Loan Parties or by any Subsidiary that is not a Loan Party to a Loan Party) shall be made for fair value.

SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary (a) that is made in connection with the Owned IRBs and permitted under Section 6.05(r), (b) that is made in connection with Non-Owned IRBs and permitted under Section 6.01(e) hereof or (c) (i) that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset, (ii) in respect of which the net cash proceeds received in connection therewith does not exceed $50,000,000 in the aggregate for all such Sale and Leaseback Transactions on or after the Second Amendment Effective Date, determined on a consolidated basis for the Company and its Subsidiaries, and (iii) that is consummated within 180 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except Swap Agreements entered into for bona fide hedging purposes and not for speculation.

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SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) the Company may declare and pay Restricted Payments with respect to its Equity Interests or repurchase any of its Equity Interests, in each case payable solely in shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock,

(ii) Subsidiaries may declare and pay Restricted Payments ratably with respect to their Equity Interests,

(iii) so long as no Default exists or would be caused thereby, the Company may make Restricted Payments, not exceeding $7,500,000 during any fiscal year of the Company plus any required Restricted Payments to directors of the Company, pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Borrowers and their Subsidiaries;

(iv) so long as no Default exists or would be caused thereby, the Company may make scheduled quarterly dividends in an aggregate amount not to exceed $15,000,000 during any fiscal quarter of the Company, provided, that nothing in this Section 6.08(a)(iv) shall operate to prevent the making of a previously declared Restricted Payment by the Company so long as (i) at the declaration date or execution date, such Restricted Payment was permitted by the foregoing and (ii) such Restricted Payment is consummated within the earlier of 60 days and any date under applicable Law on which such dividend or repurchase must be consummated;

(v) so long as no Default exists or would be caused thereby, the Company and its Subsidiaries may make other Restricted Payments as follows:

(x) without limit if the pro forma Modified Net Leverage Ratio is less than 2.50:1.0 after giving effect to such Restricted Payment,

(y) in an aggregate amount in any fiscal year of the Company, when added to the Investments made under Section 6.04(e) in such fiscal year, not to exceed $125,000,000 in such fiscal year if the pro forma Modified Net Leverage Ratio is less than 3.00:1.0 but greater than or equal to 2.50:1.0 after giving effect to such Restricted Payment, and

(z) in an aggregate amount in any fiscal year of the Company, when added to the Investments made under Section 6.04(e) in such fiscal year, not to exceed $50,000,000 in such fiscal year if the pro forma Modified Net Leverage Ratio is greater than or equal to 3.00:1.0 after giving effect to Restricted Payment (and the pro forma Modified Net Leverage Ratio determined under this Section 6.04(e) shall be on a pro forma basis in accordance with Section 1.05 and, if requested by the Administrative Agent, supported by a certificate of the Company with such pro forma calculation in form and detail reasonably satisfactory to the Administrative Agent);

(vi) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

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(vii) Restricted Payments which are not material in the aggregate, the proceeds of which are used by the Company to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company.

(b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness or series of related Indebtedness in an aggregate principal amount in excess of $50,000,000 (other than the Secured Obligations), any Subordinated Indebtedness and the Existing Senior Unsecured Notes (collectively, the “Specified Indebtedness”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Specified Indebtedness, in each case, of the Company and its Subsidiaries except:

(i) payment of Secured Obligations;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05; and

(v) other prepayments of Indebtedness (other than Subordinated Indebtedness to the extent prohibited by the subordination provisions thereof), provided that immediately before and after giving effect to such prepayment on a pro forma basis, (x) the Net Leverage Ratio is at least 0.25 less than the level then required under Section 6.12(a), and (y) no Default will exist or be caused thereby.

SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions, when taken as a whole, not materially less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties (or any entity that becomes a Loan Party as a result of such transactions) not involving any other Affiliate, (c) any Investment involving only the Company and its Subsidiaries if permitted by Section 6.04, (d) any Indebtedness solely among the Company and its Subsidiaries permitted under Section 6.01, (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04(l) and (o), (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business, (h) transactions with joint ventures for the Purchase or sale of goods, equipment and services entered into in the ordinary course of business, (i) transaction among Subsidiaries that are not Loan Parties, (j) transactions permitted by Section 6.03, and (k) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors.

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SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly enter into, incur or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to (x) a sale or other disposition permitted hereunder, (y) a Permitted Acquisition or (z) Owned IRBs or Non-Owned IRBs, (iv) binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such agreements or other arrangements were not entered into in contemplation of such Person becoming a Subsidiary, (v) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures, (vi) imposed by any agreement related to Indebtedness permitted by Section 6.01, to the extent such restrictions, in the Company’s reasonable judgment, are not more restrictive, taken as a whole, than the restrictions contained in this Agreement, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (ix) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or (x) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such Restricted Payment and other payment restrictions than those contained in the Restricted Payment or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing and (y) clause (a) of the foregoing shall not apply to (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (ii) customary provisions in leases restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness to the extent prohibited by the terms of the subordination agreement or subordination provisions applicable thereto, (b) its Organization Documents to the extent any such amendment, modification or waiver would be adverse to the Lenders in any material manner, and (c) the Receivables Securitization Facility in any manner that is not on reasonable market terms for an comparable asset securitization or, except as set forth in the Intercreditor Agreement, which would impair the Lien of the Administrative Agent or Lenders in the Collateral.

SECTION 6.12. Financial Covenants.

(a) Net Leverage Ratio. The Company will not permit the Net Leverage Ratio, on the last day of any fiscal quarter, to be greater than 3.25:1.00; provided that, for the twelve month period starting as of the date of any Material Permitted Acquisition, the Net Leverage Ratio shall not exceed 3.50:1.00 as of the last day of any fiscal quarter ending during such twelve month period

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(b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio, on the last day of any fiscal quarter, to be less than 3.00:1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d)), and such failure shall continue unremedied for a period of (i) 10 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.06 or 5.10 of this Agreement or (ii) 30 days, in each case after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or of any other Loan Document;

(f) Any Loan Party or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount;

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(g) Any Loan Party or any Subsidiary fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee having an aggregate principal amount of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as defined in such Swap Agreement) under such Swap Agreement as to which a Loan Party or any Subsidiary thereof is an Affected Party (as defined in such Swap Agreement) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered by such court;

(i) any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Material Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally, to pay its debts as they become due;

(k) There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, there is a period of forty-five (45) consecutive days during which the same shall not have been paid, discharged, vacated or stayed, by reason of a pending appeal or otherwise;

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(l) an ERISA Event or circumstance in respect of any Foreign Pension Plan shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and circumstance in respect of any Foreign Pension Plan that have occurred, could reasonably be expected to result in a Material Adverse Effect, provided that the filing of any Liens by the PBGC shall be deemed to result in a Material Adverse Effect;

(m) a Change of Control shall occur;

(n) (i) except as permitted by the terms hereof or any applicable Loan Document, any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to any Guaranty or (ii) any Guarantor sends a notice under any applicable Guaranty that it is terminating any of its obligations under such Guaranty;

(o) except as permitted by the terms hereof or in the applicable Collateral Document, (i) any Collateral Document shall for any reason (other than as a result of a transaction permitted hereunder) fail to create a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) any Lien on any material portion of Collateral securing any Secured Obligation shall cease to be a perfected, first priority Lien (subject to Permitted Encumbrances), except to the extent that any such loss of perfection or priority results from the actions, errors or other acts of the Administrative Agent or any Secured Party;

(p) except as permitted by the terms of the applicable Loan Document, any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(q) Liquidity shall at any time during the 90 day period prior to the maturity date of any Existing Senior Unsecured Notes be less than the amount of the payment due on the Existing Senior Unsecured Notes at such maturity date.

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, at the request of the Required Lenders, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

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ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions, other than the rights of the Company in connection with a successor Administrative Agent under Section 8.06. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02. Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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SECTION 8.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 8.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right to appoint a successor (which successor shall be consented to by the Borrower, such consent not to be unreasonably withheld or delayed; provided, however, if an Event of Default shall exist at such time, no consent of the Borrower shall be required hereunder). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank (which successor shall be consented to by the Borrower, such consent not to be unreasonably withheld or delayed; provided, however, if an Event of Default shall exist at such time, no consent of the Borrower shall be required hereunder). Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

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SECTION 8.07. Non-Reliance.

(a) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

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SECTION 8.08. Other Agency Titles. None of the Lenders or their Affiliates identified in this Agreement as a Joint Lead Arranger/Bookrunner, Lead Left Bookrunner, Syndication Agent, or Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders and their Affiliates in their capacities as a Joint Lead Arranger/Bookrunner, Lead Left Bookrunner, Syndication Agent, or Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09. Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(vi)	In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into the Intercreditor Agreement and each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

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SECTION 8.10. Credit Bidding. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

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(i)	if to any Loan Party, to it in care of the Borrower Representative at:

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

Attention: Vice President and Treasurer

Facsimile: (419) 424-7320

Email: Cooper_Legal@coopertire.com

with a copy:

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

Attention: Vice President and Treasurer

Facsimile: (419) 429-6785

Email: Treasury@coopertire.com

(ii) if to the Administrative Agent or the Swingline Lender,

(A) in the case of Borrowings to the Company denominated in Dollars, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Dustin Thompson

Fax No: 844-490-5663

Email: jpm.agency.cri@jpmorgan.com

(B) in the case of Borrowings denominated in Foreign Currencies or to any Foreign Subsidiary Borrower, to JPMorgan Chase Bank, N.A. at the address below, and with a copy to the address in clause (A) above:

J.P. Morgan Europe Limited

Loans Agency 6th Floor

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Attention: Loans Agency

Facsimile: +44 20 7777 2360

(iii) if to JPMorgan Chase Bank, N.A. as an Issuing Bank, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

131 South Dearborn Street

Mail Code IL1-0236, Floor 05

Chicago, IL 60603-5506

Attention: Katherine Moses

Fax No: 312-233-2266

Email: katherine.m.moses@jpmchase.com.

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(iv)	if to any other Lender, including any Lender in its capacity as an Issuing Bank, to it at its address or fax number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)       Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d) Electronic Systems.

(i)     Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)     Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System, except to the extent of direct or actual damages (but not any special, indirect, consequential or punitive damages) as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

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SECTION 9.02. Waivers; Amendments.

(a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)       Except as provided in Section 2.04 with respect to an Incremental Term Loan Amendment, Section 2.14(c) or Section 2.25 with respect to an extension of the maturity date, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that (x) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B) and (y) only the consent of the Required Lenders shall be required to waive any obligation of the Borrower to pay interest at the rate prescribed in Section 2.13(c)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (F) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (G) release any material Guarantor from its obligations under the Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (H) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

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(c)       The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization (or receipt of a backstop letter of credit) of all Unliquidated Obligations in a manner reasonably satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release such Subsidiary from its obligations hereunder and the other Loan Documents, including any Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (v) in the event that such Collateral (A) constitutes property of a Subsidiary in the event such Subsidiary ceases to be a Loan Party, (B) constitutes Excluded Collateral or (C) constitute the Equity Interest of a Subsidiary that is not a Loan Party or a Material Subsidiary. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders or, if required under Section 9.02(b), all of the Lenders (and it is acknowledged and agreed that the Administrative Agent may release any Collateral with such written authorization); provided that the Administrative Agent may, in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower Representative as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In connection with any release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Secured Party to) execute and deliver to any Loan Party, at such Loan Party’s expense and without recourse or warranty to or by the Administrative Agent or any other Secured Party, all documents that such Loan Party shall reasonably request to evidence such release. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

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(d)       If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers, subject to Article XI, shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e) Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrowers (i) to add one or more additional credit facilities (in addition to Incremental Term Loans as provided in Section 2.04) to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Incremental Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders (it being understood and agreed that any such amendment (i) in connection with new or increases to the Commitments and/or Incremental Term Loans in accordance with Section 2.04 or (ii) in connection with any extension in accordance with Section 2.25 shall, in any such case, require solely only the consent of the parties prescribed by such Sections and shall not require the consent of the Required Lenders).

(f)       Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to (i) integrate any Incremental Term Loans or New Revolving Commitments in accordance with the terms of this Agreement and (ii) to cure any ambiguity, omission, mistake, defect or inconsistency.

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SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a)  The Borrowers (subject to Article XI) shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent) in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent, and not more than one outside counsel, and one local counsel in each applicable jurisdiction, for all of the other Lenders and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected Lender) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. While an Event of Default exists or if the Borrower Representative agrees in writing, subject to Article XI, all of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers (subject to Article XI) shall indemnify the Administrative Agent, each Issuing Bank, each Lender, each Lender and its Affiliate identified as a Syndication Agent, Joint Lead Arranger/Bookrunner, Lead Left Bookrunner or Documentation Agent, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent, and not more than one outside counsel, and one local counsel in each applicable jurisdiction, for all of the other Lenders and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected Lender) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary giving rise to any Environmental Liability, or any other Environmental Liability related in any way to a Loan Party or a Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Controlled Related Parties (as defined below)), (y) the material breach by such Indemnitee of its express obligations under this Agreement pursuant to a claim initiated by the Borrower or (z) any disputes solely among Indemnitees and not arising out of any act or omission of the Borrower or any of its Affiliates (other than (A) any proceeding against any Indemnitee solely in its capacity or in fulfilling its role as Administrative Agent, Issuing Bank, Swingline Lender, Syndication Agent, Documentation Agent, lead arranger, bookrunner or any other similar role with respect to the credit facility evidenced by this Agreement or (B) arising as a result of an act or omission by the Borrower or any of its Affiliates). As used above, a “Controlled Related Party” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents or representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlled Affiliate in this sentence pertains to a Controlled Affiliate involved in the structuring, arrangement, negotiation or syndication of the credit facility evidenced by this Agreement. Each of the Administrative Agent and the Lenders hereby agrees, on behalf of itself and its Controlled Related Party, that any settlement entered into by the Administrative Agent or such Lender, respectively, and its Controlled Related Party in connection with a claim or proceeding for which an indemnity claim is made against the Borrower pursuant to the preceding sentence shall be so entered into in good faith and not on an arbitrary or capricious basis. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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(c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrowers’ failure to pay any such amount shall not relieve the Borrowers of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or any Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)       the Borrower Representative, provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (but, in each case, the assignor or assignee shall send notice of such assignment to the Borrower Representative);

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of an Incremental Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the Issuing Banks, provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of an Incremental Term Loan, if any; and

(D) the Swingline Lender, provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of an Incremental Term Loan, if any.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of an Incremental Term Loan, $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

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(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(E) unless a Specified Default exists, the assignee may not be a Competitor.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 (subject to the requirements and limitations set forth herein, including Section 2.17(f) and 9.03)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its United States offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, the tax forms required by Section 2.17(f) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution and, unless a Specified Default exists, other than a Competitor, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, except that the information and documentation required under Section 2.17(f)(ii)(D) will be delivered to the Borrower Representative and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) The Borrowers acknowledge and agree that the Competitor List may be provided to the Lenders by the Administrative Agent, and the Administrative Agent shall promptly provide the Competitor List to each Lender upon the request of such Lender. Notwithstanding anything herein to the contrary, (i) the Administrative Agent shall not have any responsibility or liability for determining whether any assignee or Participant is a Competitor or otherwise monitoring the Competitor List or enforcing provisions relating to Competitors, and (ii) each Lender that is an assignor under an Assignment and Assumption or selling a Participation shall be solely responsible for determining that the assignee under such Assignment and Assumption or applicable Participant satisfies the requirements relating to Ineligible Institutions and Competitors.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

(b)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

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(c)  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, in each case, other than a Competitor unless a Specified Default exists, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA PATRIOT Act.

SECTION 9.15. Disclosure. Each Borrower, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with, any of the Loan Parties and their respective Affiliates.

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SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18. Marketing Consent. The Borrowers hereby authorize JPMCB and its affiliates (including without limitation JPMorgan Securities LLC) (collectively, the “JPMCB Parties”), at their respective sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless the Borrower Representative notifies JPMCB in writing that such authorization is revoked.

SECTION 9.19. No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations hereunder except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

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In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

SECTION 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

    (i)       a reduction in full or in part or cancellation of any such liability;

    (ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

    (iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(vii)       ARTICLE X

The Borrower Representative.

SECTION 10.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article X. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s). The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 10.01.

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SECTION 10.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 10.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through Authorized Officers.

SECTION 10.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder, refer to this Agreement, describe such Default or Event of Default, and state that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 10.05. Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 10.06. Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to (a) execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Compliance Certificates, Borrowing Requests and Interest Election Request, and (b) execute and deliver any amendments, consents, waivers or other instruments related to this Agreement and the other Loan Documents on behalf of such Borrower and any such amendment, consent, waiver or other instrument shall be binding upon and enforceable against such other Borrower to the same extent as if made directly by such Borrower (but Agent shall be entitled to require execution thereof by all Borrowers). Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

ARTICLE XI

Bifurcation.

For the avoidance of doubt, each of the Loan Parties and each of the Credit Parties acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, and notwithstanding that the Company and the other Domestic Loan Parties each are jointly and severally liable with certain Foreign Loan Parties for the Obligations of certain Foreign Loan Parties, the Obligations of the Foreign Loan Parties under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Domestic Loan Party, including, without limitation, the Company, and shall be expressly limited to the Obligations of the Foreign Loan Parties. In furtherance of the foregoing, each of the Loan Parties and the Credit Parties acknowledges and agrees that (a) the liability of any Foreign Loan Party for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Company and any other Domestic Loan Party, (b) the Foreign Loan Parties shall not guarantee any Obligations of the Company or any other Domestic Loan Party, and (c) the Collateral of the Foreign Loan Parties shall not secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the Obligations of the Company or any other Domestic Loan Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

COOPER TIRE & RUBBER COMPANY

By:
Name: Ginger M. Jones
Title: Vice President and Chief Financial Officer

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JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Swingline Lender and an Issuing Bank

By:
Name:
Title:

122

BANK OF AMERICA, N.A., individually, and as a Syndication Agent and an Issuing Bank

By:
Name:
Title:

123

PNC BANK, NATIONAL ASSOCIATION, individually, and as a Syndication Agent and an Issuing Bank

By:
Name:
Title:

124

HSBC BANK USA, N.A., individually and as a Documentation Agent

By:
Name:
Title:

125

WELLS FARGO BANK, N.A., individually and as a Documentation Agent

By:
Name:
Title:

126

FIFTH THIRD BANK, individually and as a Documentation Agent

By:
Name:
Title:

127

BMO HARRIS BANK, N.A., individually and as a Documentation Agent

By:
Name:
Title:

128

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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COMMITMENT SCHEDULE

Lender	Title	Revolving Commitment

JPMorgan Chase Bank, N.A.	Administrative Agent	$67,500,000.00
Bank of America, N.A.	Syndication Agent	$67,500,000.00
PNC Bank, National Association	Syndication Agent	$67,500,000.00
HSBC Bank USA, N.A.	Documentation Agent	$52,500,000.00
Wells Fargo Bank, N.A.	Documentation Agent	$52,500,000.00
Fifth Third Bank	Documentation Agent	$32,500,000.00
BMO Harris Bank, N.A.	Documentation Agent	$32,500,000.00
U.S. Bank National Association		$27,500,000.00
Total		$400,000,000.00

Commitment Schedule